Exhibit 4.1
Visteon Corporation,
The Note Guarantors named herein
and
The Bank of New York Trust Company, N.A.,
as Trustee
12.25% Senior Notes due 2016
SECOND SUPPLEMENTAL INDENTURE
Dated as of June 18, 2008

Page

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions	1
Section 1.2. Rules of Construction	30

ARTICLE II
THE NOTES

Section 2.1. Form and Dating	31
Section 2.2. Global Note Provisions	32
Section 2.3. Legends	33
Section 2.4. Transfer and Exchange	33
Section 2.5. Additional Notes	37

ARTICLE III
COVENANTS

Section 3.1. Limitation on Incurrence of Additional Indebtedness	38
Section 3.2. Limitation on Guarantees of Company Indebtedness	43
Section 3.3. Limitation on Restricted Payments	44
Section 3.4. Limitation on Asset Sales	47
Section 3.5. Limitation on Designation of Unrestricted Subsidiaries	50
Section 3.6. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	52
Section 3.7. Limitation on Transactions with Affiliates	54
Section 3.8. Reports to Holders	55
Section 3.9. Reports Required To Permit Rule 144 Resales	55
Section 3.10. Change of Control	56
Section 3.11. Further Instruments and Acts	57
Section 3.12. Waiver of Stay, Extension or Usury Laws	57

ARTICLE IV
MERGER, CONSOLIDATION AND SALE OF ASSETS

Section 4.1. Limitation on Merger, Consolidation and Sale of Assets	58

i

(continued)

(continued)

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EXHIBIT A	FORM OF FACE OF NOTE

EXHIBIT B	FORM OF CERTIFICATE FOR TRANSFER TO QIB

EXHIBIT C	FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S

EXHIBIT D	FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO RULE 144

EXHIBIT E	FORM OF SUPPLEMENTAL INDENTURE FOR ADDITIONAL NOTE GUARANTEE

EXHIBIT F	LIST OF DISSOLUTION SUBSIDIARIES

EXHIBIT G	FORM OF PUT NOTICE

          This SECOND SUPPLEMENTAL INDENTURE, dated as of June 18, 2008, among Visteon Corporation, a Delaware corporation (the “Company”), the Note Guarantors listed on the signature pages hereto, as guarantors of the Company’s obligations under the Indenture (as defined below) applicable to the Notes (as defined below), this Supplemental Indenture and the Notes, and The Bank of New York Trust Company, N.A. (the “Trustee”), as Trustee.
          WHEREAS, the Corporation has heretofore executed and delivered to the Trustee an Amended and Restated Indenture (as it may be amended or supplemented from time to time, the “Indenture), dated as of March 10, 2004, providing for the issuance, from time to time, of securities (the “Securities”) evidencing its unsecured indebtedness;
          WHEREAS, pursuant to Sections 2.02 and 2.03 of the Indenture, the Corporation and the Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of establishing the form and terms of Securities of any series;
          WHEREAS, the Company desires to issue a series of senior debt Securities under the Indenture, and has duly authorized the creation and issuance of such debt securities and the execution and delivery of this Supplemental Indenture;
          WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purposes of establishing the terms of such debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;
          WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by a resolution of the Board of Directors (as defined below) of the Company of March 13, 2008;
          WHEREAS, pursuant to Section 10.01 of the Indenture, the Trustee and the Corporation are authorized to execute and deliver this Supplemental Indenture; and
          WHEREAS, all conditions and requirements of the Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 12.25% Senior Notes due 2016 issued hereunder:
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
          Section 1.1. Definitions. Capitalized terms are used as defined in the Indenture unless otherwise defined herein.

          “ABL Credit Facility” means the Credit Agreement, dated as of August 14, 2006, among the Company, certain of its subsidiaries named therein, the lenders party thereto, Bank of America, NA, Sumitomo Mitsui Banking Corporation, New York and Wachovia Capital Finance Corporation (Central), as Documentation Agents, Citicorp USA, Inc., as Syndication Agent, JPMorgan Chase Bank, N.A., as Administrative Agent and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Bookrunners and Joint Lead Arrangers with the related documents thereto (including, without limitation, any Guarantee agreements and security documents) and as all such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified, including any agreement adding subsidiaries of the Company as additional borrowers or guarantors thereunder or extending the maturity of all or any portion of the Indebtedness under such agreement(s).
          “Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Such Indebtedness will be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.
          “Additional Note Board Resolutions” has the meaning assigned to it in Section 2.5(b).
          “Additional Note Supplemental Indenture” means a supplement to this Supplemental Indenture duly executed and delivered by the Company, each Note Guarantor and the Trustee pursuant to Article IX of the Indenture and Section 2.5 and Article VIII hereof providing for the issuance of Additional Notes.
          “Additional Notes” means the Company’s 12.25% Senior Notes due 2016 originally issued after the Issue Date in accordance with the Indenture and this Supplemental Indenture, including any replacement Notes or, if applicable, exchange Notes, as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued therefor in accordance with this Supplemental Indenture.
          “Additional Note Guarantee” has the meaning assigned to it in Section 9.6.
          “Additional Note Guarantor” has the meaning assigned to it in Section 9.6.
          “Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
          “Affiliate Transaction” has the meaning assigned to it in Section 3.7(1).

          “Agent Members” has the meaning assigned to it in Section 2.2(b).
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in a Global Note, the rules and procedures of DTC that apply to such transfer or exchange.
          “Asset Acquisition” means:
     (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person becomes a Restricted Subsidiary, or is merged with or into the Company or any Restricted Subsidiary;
     (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or
     (3) any Revocation with respect to an Unrestricted Subsidiary.
          “Asset Sale” means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a “disposition”) by the Company or any Restricted Subsidiary of:
(a)	any Capital Stock (other than Capital Stock of the Company); or

(b)	any property or assets (other than cash, Cash Equivalents or Capital Stock) of the Company or any Restricted Subsidiary.
          Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:
     (1) the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under Section 4.1;
     (2) a disposition of inventory or of negligible, uneconomic, obsolete or worn-out assets, in each case in the ordinary course of business;
     (3) dispositions of assets (including all the Capital Stock of any Restricted Subsidiary) in any fiscal year with a Fair Market Value not to exceed $5 million in the aggregate;
     (4) for purposes of Section 3.4 only, the making of a Permitted Investment or Restricted Payment permitted under Section 3.3;
     (5) a disposition to the Company or a Restricted Subsidiary, including a Person that is or will become a Restricted Subsidiary immediately after the disposition;

provided that this clause (5) will not apply to dispositions by Note Guarantors to Domestic Restricted Subsidiaries that are not Note Guarantors;
     (6) the creation of a Lien permitted under the Indenture and the Supplemental Indenture;
     (7) leases, subleases, licenses and sub-licenses in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;
     (8) a disposition of Qualified Capital Stock of Foreign Restricted Subsidiaries to qualify directors where required under applicable law;
     (9) dispositions of accounts receivable in connection with the compromise, writedown or collection thereof in the ordinary course of business and consistent with past practice; and
     (10) the sale or disposition of Receivables, any Related Security and any Other Securitization Assets in connection with the European Financing or Permitted Receivables Financings (and, whether pursuant to the European Financing or otherwise, the sale or disposition of Receivables, any Related Security and any Other Securitization Assets by the Securitization Subsidiary).
          “Asset Sale Offer” has the meaning assigned to it in Section 3.4(4).
          “Asset Sale Offer Amount” has the meaning assigned to it in Section 3.4(4).
          “Asset Sale Offer Notice” means notice of an Asset Sale Offer made pursuant to Section 3.4, which shall be mailed first class, postage prepaid, to each record Holder as shown on the Security Register within 20 days following the 360th day after the receipt of Net Cash Proceeds of any Asset Sale, with a copy to the Trustee, which notice shall govern the terms of the Asset Sale Offer, and shall state:
     (1) the circumstances of the Asset Sale or Sales, the Net Cash Proceeds of which are included in the Asset Sale Offer, that an Asset Sale Offer is being made pursuant to Section 3.4 of this Supplemental Indenture, and that all Notes that are timely tendered will be accepted for payment;
     (2) the Asset Sale Offer Amount and the Asset Sale Offer Payment Date, which date shall be a Business Day no earlier than 20 business days nor later than 60 days from the date the Asset Sale Offer notice is mailed (other than as may be required by law);
     (3) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;
     (4) that, unless the Company defaults in the payment of the Asset Sale Offer Amount with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Offer Payment Date;
     (5) that any Holder electing to have any Notes or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Offer Payment Date;
     (6) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Offer Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder’s election to have such Notes or portions thereof purchased pursuant to the Asset Sale Offer;
     (7) that any Holder electing to have Notes purchased pursuant to the Asset Sale Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;
     (8) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;
     (9) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on the schedule of increases or decreases thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and
     (10) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.4.
          “Asset Sale Offer Payment Date” has the meaning assigned to it in Section 3.4(6).
          “Asset Sale Transaction” means any Asset Sale and, whether or not constituting an Asset Sale, (1) any sale or other disposition of Capital Stock (2) any Designation with respect to an Unrestricted Subsidiary and (3) any sale or other disposition of property or assets excluded from the definition of Asset Sale by clause (3) or (4) of that definition.
          “Bank Credit Facility” means the ABL Credit Facility and the Term Loan Credit Facility and any refinancing, replacement or other restructuring of all or any portion of the Indebtedness thereunder pursuant to one or more successor or replacement agreements whether with the same or any other agent, lender or group of lenders, with the related documents thereto (including, without limitation, any Guarantee agreements and security documents) and as all such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified, including any agreement adding subsidiaries of the

Company as additional borrowers or guarantors thereunder or extending the maturity of all or any portion of the Indebtedness under such agreement(s).
          “Bankruptcy Event of Default” means, in respect of any Bankruptcy Party:
     (1) the entry by a court of competent jurisdiction of: (i) a decree or order for relief in respect of any Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order (A) adjudging any Bankruptcy Party a bankrupt or insolvent, (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, any Bankruptcy Party under any Bankruptcy Law, (C) appointing a Custodian of any Bankruptcy Party or of any substantial part of the property of any Bankruptcy Party, or (D) ordering the winding-up or liquidation of the affairs of the Company, and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or
     (2) (i) the commencement by any Bankruptcy Party of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, (ii) the consent by any Bankruptcy Party to the entry of a decree or order for relief in respect of such Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against any Bankruptcy Party, (iii) the filing by any Bankruptcy Party of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, (iv) the consent by any Bankruptcy Party to the filing of such petition or to the appointment of or taking possession by a Custodian of any Bankruptcy Party or of any substantial part of the property of any Bankruptcy Party, (v) the making by any Bankruptcy Party of an assignment for the benefit of creditors, (vi) the admission by any Bankruptcy Party in writing of its inability to pay its debts generally as they become due, or (vii) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, or (viii) the taking of corporate action by any Bankruptcy Party in furtherance of any action referred to in clauses (i) — (vii) above.
          “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or non-U.S. law for the relief of debtors.
          “Bankruptcy Party” means the Company or any Material Subsidiary or group of Material Subsidiaries that, taken together, would constitute a Material Subsidiary.
          “Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.
          “Capital Stock” means:
     (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

     (2) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and
     (3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.
          “Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.
          “Cash Equivalents” means: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition or, with respect to any Foreign Restricted Subsidiary, an equivalent obligation of the government of the country in which such Foreign Restricted Subsidiary, an equivalent obligation of the government of the country in which such Foreign Restricted Subsidiary transacts business, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000, and, with respect to any Foreign Restricted Subsidiary, time deposits, certificates of deposits, overnight bank deposits or bankers acceptances in the currency of any country in which such Foreign Restricted Subsidiary transacts business having maturities of twelve months or less from the date of acquisition issued by any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or, with respect to any Foreign Restricted Subsidiary, a commercial bank organized under the laws of another country in which such Foreign Restricted Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign currency equivalent); (c) commercial paper of an issuer rated at least A-1 (or the equivalent thereof) by Standard & Poor’s Ratings Services (“S&P”) or P-1 (or the equivalent thereof) by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within twelve months from the date of acquisition; (d) repurchase obligations of any lender under the Company’s Bank Credit Facility in the bank credit market (“Lender”) or of any commercial bank satisfying the requirements of clause (b) of this definition with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of twelve months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) deposits available for withdrawal on demand with commercial banks organized in the Untied States having capital and surplus in excess of $100,000,000 or, with respect to any Foreign Restricted Subsidiary, a commercial bank organized under the laws of any other country in which such Foreign Restricted Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign currency equivalent), (h) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (g) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
          “Certificated Note” means any Note issued in fully registered form, other than a Global Note, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.3 and Exhibit A.
          “Change of Control” means the occurrence of one or more of the following events:
     (1) any Person or Group is or becomes the beneficial owner (as defined below), directly or indirectly, in the aggregate of at least 50% of the total voting power of the Voting Stock of the Company (including a Surviving Entity, if applicable);
     (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or
     (3) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company, whether or not otherwise in compliance with the provisions of the Indenture and the Supplemental Indenture.
          For purposes of this definition:
(a)	“beneficial owner” will have the meaning specified in Rules 13d-3 and 13d-5 under the Exchange Act, except that any Person or Group will be deemed to have “beneficial ownership” of all securities that such Person or Group has the right to acquire, whether such right is exercisable immediately, only after the passage of time or, upon the occurrence of a subsequent condition;

(b)	“Person” and “Group” will have the meanings for “person” and “group” as used in Sections 13(d) and 14(d) of the Exchange Act; and

(c)	any Person or Group will be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the

“parent corporation”) so long as such Person or Group, as the case may be, beneficially own, directly or indirectly, in the aggregate at least a majority of the voting power of the Voting Stock of the parent corporation and no other Person or Group beneficially owns an equal or greater amount of the Voting Stock of the parent corporation.
          “Change of Control Notice" means notice of a Change of Control Offer made pursuant to Section 3.10, which shall be mailed first-class, postage prepaid, to each record Holder as shown on the Security Register within 20 days following the date upon which a Change of Control occurred, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer and shall state:
     (1) that a Change of Control has occurred, the circumstances or events causing such Change of Control and that a Change of Control Offer is being made pursuant to Section 3.10 of this Supplemental Indenture, and that all Notes that are timely tendered will be accepted for payment;
     (2) the Change of Control Payment, and the Change of Control Payment Date, which date shall be a Business Day no earlier than 30 days nor later than 60 days subsequent to the date such notice is mailed (other than as may be required by law);
     (3) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;
     (4) that, unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;
     (5) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to tender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder’s election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;
     (7) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

     (8) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;
     (9) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and
     (10) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.10.
          “Change of Control Offer” has the meaning assigned to it in Section 3.10(2).
          “Change of Control Payment” has the meaning assigned to it in Section 3.10(1).
          “Change of Control Payment Date” has the meaning assigned to it in Section 3.10(2).
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Commission” means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.
          “Commodity Agreement” means, in respect of any Person, any commodity swap agreement or other similar agreement as to which such Person is a party designed to manage, hedge or protect such Person with respect to fluctuations in commodity prices.
          “Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.
          “Company” means the party named as such in the introductory paragraph to this Supplemental Indenture and its successors and assigns, including any Surviving Entity which becomes such in accordance with Article IV and the applicable provisions of the Indenture.
          “Consolidated EBIT” means, for any Person for any period, the consolidated net income (loss) of such Person for such period determined in accordance with GAAP, plus, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (a) income, withholding, franchise and similar tax expense and (b) interest expense.
          “Consolidated EBITDA” means, for any Person for any period, Consolidated Net Income for such Person for such period, plus the following, without duplication, to the extent deducted or added in calculating such Consolidated Net Income:

     (1) Consolidated Income Tax Expense for such Person for such period; plus
     (2) Consolidated Interest Expense for such Person for such period; plus or minus
     (3) any gain or loss with respect to discontinued operations; plus
     (4) to the extent actually reimbursed, expenses incurred that are covered by indemnification provisions in any agreement in connection with any Asset Acquisition or Investment; plus
     (5) cash restructuring charges, including, without limitation, those related to plant closures, severance costs and OPEB liabilities; provided that the aggregate amount of all such cash restructuring charges added pursuant to this clause (5) for such Person shall not exceed $50 million in the aggregate for any Four Quarter Period or $100 million in the aggregate for the period after the Issue Date;
     (6) Consolidated Non-cash Charges for such Person for such period; less
     (7) (x) all non-cash credits and gains increasing such Consolidated Net Income for such period (excluding the recognition of any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period, which reduced Consolidated EBITDA in a prior period and any items for which cash was received in a prior period, which was not included in Consolidated EBITDA in a prior period) and (y) all cash payments made by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.
          “Consolidated Fixed Charge Coverage Ratio” means, for any Person as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDA of such Person for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the “Four Quarter Period”) to Consolidated Fixed Charges for such Person for such Four Quarter Period. For purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” will be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Securities Act for the period of such calculation to:
     (1) the Incurrence, repayment or redemption of any Indebtedness (including Acquired Indebtedness) of such Person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Company), and the application of the proceeds thereof, including the Incurrence of any Indebtedness (including Acquired Indebtedness), and the application of the proceeds thereof, giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, to the extent, in the case of an Incurrence, such Indebtedness is outstanding on the date of determination, as if such Incurrence, and the application of the proceeds thereof, repayment or redemption occurred on the first day of such Four Quarter Period; and

     (2) any Asset Sale Transaction or Asset Acquisition by such Person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Company), including any Asset Sale or Asset Acquisition giving rise to the need to make such determination, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition occurred on the first day of the Four Quarter Period.
          Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”
(a)	interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination;

(b)	if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period; and

(c)	notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.
          “Consolidated Fixed Charges” means, for any Person for any period, the sum, without duplication, of:
(1)	Consolidated Interest Expense for such Person for such period, plus

(2)	the product of:
(a)	the amount of all cash and non-cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person (other than dividends paid in Qualified Capital Stock of such Person) or any Subsidiary of such Person (Restricted Subsidiary in the case of the Company) paid, accrued or scheduled to be paid or accrued during such period, excluding dividend payments on Preferred Stock or Disqualified Capital Stock paid, accrued or scheduled to such Person or another Subsidiary of such Person (Restricted Subsidiary in the case of the Company), times

(b)	a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated U.S. federal, state and local tax rate of such Person, expressed as a decimal.
          “Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for U.S. federal, state, local and non-U.S. income taxes payable by the Company and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period as determined on a consolidated basis in accordance with GAAP.
          “Consolidated Interest Expense” means, for any Person for any period, the sum of, without duplication determined on a consolidated basis in accordance with GAAP:
     (1) the aggregate of cash and non-cash interest expense of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period determined on a consolidated basis in accordance with GAAP, including, without limitation the following for such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) (whether or not interest expense in accordance with GAAP):
(a)	any amortization or accretion of debt discount or any interest paid on Indebtedness of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) in the form of additional Indebtedness,

(b)	any amortization of deferred financing costs,

(c)	the net costs (including amortization of fees) under Interest Rate Agreements,

(d)	all capitalized interest,

(e)	the interest portion of any deferred payment obligation,

(f)	commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers’ acceptances, and

(g)	any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company) or secured by a Lien on the assets of such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company) whether or not such Guarantee or Lien is called upon; and
     (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period.

     Interest on a Capitalized Lease Obligation will be deemed to accrue at the interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
          “Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there will be excluded therefrom:
     (1) net after-tax gains and losses from Asset Sale Transactions or abandonments or reserves relating thereto;
     (2) net after-tax items classified as extraordinary gains or losses;
     (3) for purposes of calculating Consolidated Net Income pursuant to clause (3) of the first paragraph of Section 3.3 only, net income (loss) of:
(a)	any Person acquired in a “pooling of interests” transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary; or

(b)	a Surviving Entity prior to assuming the Company’s obligations under the Indenture, the Supplemental Indenture and the Notes pursuant to Section 4.1;
     (4) for the purpose of Section 3.3 only, the net income (but not loss) of any Subsidiary of such Person (Restricted Subsidiary that is not a Note Guarantor in the case of the Company) to the extent that a corresponding amount could not be distributed to such Person at the date of determination as a result of any restriction pursuant to the constituent documents of such Subsidiary (Restricted Subsidiary that is not a Note Guarantor in the case of the Company) or any law, regulation, agreement or judgment applicable to any such distribution;
     (5) the net income (or loss) of any Person, other than such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company), except to the extent of the amount of dividends or other distributions actually paid in cash to the Company or one of its Restricted Subsidiaries by such Person during such period;
     (6) any increase (but not decrease) in net income attributable to minority interests in any Subsidiary (Restricted Subsidiaries in the case of the Company);
     (7) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;
     (8) the cumulative effect of changes in accounting principles;

     (9) unrealized gains and losses on Hedging Transactions Incurred in accordance with Section 3.1; and
     (10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted options or other rights.
          “Consolidated Non-cash Charges” means, for any Person for any period, the aggregate depreciation, amortization and other non-cash expenses or losses of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which constitutes an accrual of or a reserve for cash charges for any future period or the amortization of a prepaid cash expense paid in a prior period).
          “Consolidated Tangible Assets” means, as of any date, the consolidated total assets of the Company and its Restricted Subsidiaries, excluding goodwill and other tangible assets, as of such date.
          “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person(the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof or (iv) as an account party with respect of any letter of credit, letter of guaranty or bankers’ acceptance.
          “Core Assets” means assets used to manufacture or produce goods for sale in climate control, interiors and electronics (including lighting) lines of business.
          “Covenant Defeasance” has the meaning assigned to it in Section 7.1(c).
          “Currency Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to manage, hedge or protect such Person with respect to fluctuations in foreign currency exchange rates.
          “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
          “Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          “Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration, which shall be applied as Net Cash Proceeds under Section 3.4 within the time periods specified therein following any such sale.
          “Designation” and “Designation Amount” have the meanings assigned to them under Section 3.5(1).
          “Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the final maturity date of the Notes.
          “Dissolution Subsidiary” means a Restricted Subsidiary of the Company designated as such in Exhibit F, which Restricted Subsidiary the Company has determined will be dissolved and which is without material assets or operations.
          “Distribution Compliance Period” means, in respect of any Regulation S Global Note (or Certificated Note issued in respect thereof pursuant to Section 2.2(c)), the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S) pursuant to Regulation S and (b) the issue date for such Notes.
          “Domestic Restricted Subsidiary” means a Restricted Subsidiary of the Company organized under the laws of the United States or any state or territory thereof.
          “Domestic Wholly Owned Subsidiary” means a Domestic Restricted Subsidiary that is a Wholly Owned Subsidiary.
          “DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.
          “European Receivables Financing” means the financing of Receivables and any Related Security (it being understood that Standard Securitization Undertakings shall be permitted in connection with such financing) entered into by certain Subsidiaries of the Company organized under the laws of one or more jurisdictions in Europe and the Securitization Subsidiary and with respect to Portuguese Receivables, Bermuda, pursuant to documentation dated as of August 14, 2006 and November 13, 2006, in each case, as amended.
          “Event of Default” has the meaning assigned to it in Section 6.1.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
          “Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, that the Fair Market Value of any such asset or assets will be determined conclusively by the Board of Directors of the Company acting in good faith.
          “Foreign Restricted Subsidiary” means a Restricted Subsidiary of the Company other than a Domestic Restricted Subsidiary.
          “Four Quarter Period” has the meaning assigned to it in the definition of Consolidated Fixed Charge Coverage Ratio above.
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States that are in effect from time to time.
          “Global Note” means any Note issued in fully registered form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.3 and Exhibit A.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:
     (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or
     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part, provided, that “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. “Guarantee” used as a verb has a corresponding meaning.
          “Guaranteed Obligations” has the meaning assigned to it in Section 9.1(a).
          “Halla Subsidiaries” means Halla Climate Control Corporation, a Korean company, and its Subsidiaries.

          “Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.
          “Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” will have meanings correlative to the preceding).
          “Indebtedness” means with respect to any Person, without duplication:
     (1) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;
     (2) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all Capitalized Lease Obligations of such Person;
     (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);
     (5) all letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof;
     (6) Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8), (9) and (10) below;
     (7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) which is secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;
     (8) all obligations under Hedging Obligations of such Person;
     (9) all liabilities recorded on the consolidated balance sheet of such Person in connection with a sale, securitization or other disposition of accounts receivables and related assets or a securitization or similar disposition of inventory; and
     (10) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided, that:

(a)	if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price will be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to the Supplemental Indenture, and

(b)	if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value will be the Fair Market Value thereof;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business or (B) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10, “The Effect of Lessee Involvement in Asset Construction.” To the extent not otherwise included, Indebtedness shall include an amount equal to the aggregate net outstanding amount theretofore paid by lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by the Receivables subject to such Permitted Receivables Financing, as reduced form time to time by collections received by such lenders or purchasers or any discharge of the obligation to repay or repurchase such receivables.
          “Indenture” has the meaning assigned to it in the first WHEREAS clause.
          “Independent Financial Advisor” means an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the judgment of the Company’s Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.
          “Interest Rate Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to manage, hedge or protect such Person with respect to fluctuations in interest rates.
          “Investment” means, with respect to any Person, any:
     (1) direct or indirect loan, advance or other extension of credit (including, without limitation, a Guarantee) to any other Person,
     (2) capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person, or
     (3) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

“Investment” will exclude accounts receivable or deposits arising in the ordinary course of business. “Invest,” “Investing” and “Invested” will have corresponding meanings. For purposes of Section 3.3, the Company will be deemed to have made an “Investment” in an Unrestricted Subsidiary at the time of its Designation, which will be valued at the Fair Market Value of the sum of the net assets of such Unrestricted Subsidiary multiplied by the percentage equity ownership of the Company and its Restricted Subsidiaries in such Designated Unrestricted Subsidiary at the time of its Designation and the amount of any Indebtedness of such Unrestricted Subsidiary Guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any Restricted Subsidiary immediately following such Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary Guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any other Restricted Subsidiary immediately following such sale or other disposition. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person. Except as otherwise provided in the Supplemental Indenture, the amount of an Investment will be determined at the time the Investment is made without giving effect to subsequent changes in value.
          “Investment Return” means, in respect of any Investment (other than a Permitted Investment) made after the Issue Date by the Company or any Restricted Subsidiary:
     (1) the cash proceeds received by the Company upon the sale, liquidation or repayment of such Investment or, in the case of a Guarantee, the amount of the Guarantee upon the unconditional release of the Company and its Restricted Subsidiaries in full, less any payments previously made by the Company or any Restricted subsidiary in respect of such Guarantee;
     (2) in the case of the Revocation of the Designation of an Unrestricted Subsidiary, an amount equal to the lesser of:
(a)	the Company’s Investment in such Unrestricted Subsidiary at the time of such Revocation;

(b)	that portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of Revocation that is proportionate to the Company’s equity interest in such Unrestricted Subsidiary at the time of Revocation; and

(c)	the Designation Amount with respect to such Unrestricted Subsidiary upon its Designation which was treated as a Restricted Payment; and
     (3) in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, the existing Investment of the Company and its Restricted Subsidiaries in such Person, in the case of each of (1), (2) and (3), up to the amount of such Investment that was treated as a Restricted Payment under clause (3) of the first paragraph of Section 3.3 less the amount of any previous Investment Return in respect of such Investment.
          “Issue Date” means the first date of issuance of Notes under the Supplemental Indenture.
          “Issue Date Notes” means the $206,386,000 aggregate principal amount of Notes originally issued on the Issue Date, and any replacement Notes issued therefor in accordance with this Indenture.
          “Joint Venture” means a Person (other than an Unrestricted Subsidiary or a Wholly Owned Restricted Subsidiary), a portion of the Capital Stock of which is owned by the Company and its Restricted Subsidiaries and which is engaged in the Permitted Business.
          “Legal Defeasance” has the meaning assigned to it in Section 7.1(b).
          “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that the lessee in respect of a Capitalized Lease Obligation or Sale and Leaseback Transaction will be deemed to have Incurred a Lien on the property leased thereunder.
          “Liquidated Damages” means liquidated damages payable in respect of the Notes as provided in this Supplemental Indenture (or any supplemental indenture for Additional Notes, as applicable) or the Notes.
          “Material Subsidiary” means any Subsidiary of the Company with revenues of more than 10% of the consolidated revenues of the Company and its Subsidiaries and Consolidated EBIT of more than zero for the last fiscal year for which financial statements of the Company have been provided under Section 3.8.
          “Maturity Date” means December 31, 2016.
          “Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of:

     (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);
     (2) taxes paid or payable in respect of such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;
     (3) repayment of Indebtedness secured by a Lien permitted under the Indenture and the Supplemental Indenture that is required to be repaid in connection with such Asset Sale; and
     (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, but excluding any reserves with respect to Indebtedness.
          “Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.
          “Non-Recourse Debt” means all Indebtedness which, in accordance with GAAP, is not required to be recognized on a consolidated balance sheet of the Company as a liability.
          “Note Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.
          “Note Guarantee” means the guarantee of the Company’s Obligations under this Indenture and the Notes by each Note Guarantor pursuant to Article IX.
          “Note Guarantor” means any Restricted Subsidiary which provides a Note Guarantee pursuant to the Supplemental Indenture until such time as its Note Guarantee is released in accordance therewith.
          “Notes” means any of the Company’s 12.25% Senior Notes 2016 issued and authenticated pursuant to this Supplemental Indenture, including any Additional Note Supplemental Indenture.
          “Obligations” means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), liquidated damages, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Notes and the Note Guarantees, the Indenture as applicable to the Notes, the Supplemental Indenture and the Notes.
          “Officer” means, when used in connection with any action to be taken by the Company or a Note Guarantor, as the case may be, the Chairman of the Board, the Chief

Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary of the Company or such Note Guarantor, as the case may be.
          “Officers’ Certificate” has the meaning assigned to it in Section 1.01 of the Indenture, which definition will also apply to a Note Guarantor as applicable
          “Other Securitization Assets” with respect to any Receivable subject to a Permitted Receivables Financing, all collections relating to such Receivable and all lock-boxes and similar arrangements and collection accounts into which the proceeds of such Receivable or a Related Security with respect to such Receivable are collected or deposited, all rights of the Company or any Subsidiary of the Company in, to and under the related purchase and sale agreements, and all other rights and payments relating to such Receivable.
          “Outsourcing Initiative” means collectively: (a) any sale or transfer for fair market value (taking into account the terms and conditions of the purchase agreement described in clause (b) below) by the Company or any Restricted Subsidiary of Core Assets related to a particular line of business (or a portion thereof) to any Person; provided that the book value of such Core Assets shall not exceed $250,000,000, and (b) an agreement by the Company or any Restricted Subsidiary to purchase parts relating to such line of business (or a portion thereof) from such Person.
          “Permitted Business” means the business or businesses conducted by the Company and its Restricted Subsidiaries as of the Issue Date and any business or businesses that are a reasonable extension thereof or reasonably related, supportive, complementary or ancillary thereto.
          “Permitted Indebtedness” has the meaning assigned to it in Section 3.1(2).
          “Permitted Investments” means:
     (1) Investments by the Company or any Restricted Subsidiary in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Subsidiary or constituting a merger or consolidation of such Person into the Company or with or into a Restricted Subsidiary;
     (2) Investments by any Restricted Subsidiary in the Company;
     (3) Investments in cash and Cash Equivalents;
     (4) Investments existing as of the Issue Date and any extension, modification or renewal thereof (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date);
     (5) Investments permitted pursuant to Section 3.7(2)(b) or (f) ;

     (6) Investments received in connection with the bankruptcy or reorganization of any Person or in settlement of, or disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
     (7) advances of payroll payments to employees in the ordinary course of business;
     (8) Investments in the ordinary course of business consisting of endorsements of instruments for collection or deposit;
     (9) Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with Section 3.4;
     (10) Investments in the form of Hedging Obligations permitted under Section 3.1(2)(e);
     (11) Investments (a) (i) received in connection with the sale, transfer or other disposition of Receivables, any Related Security and any Other Securitization Assets by the Securitization Subsidiary and (ii) the purchase or other acquisition by, or transfer to the Securitization Subsidiary of Receivables, any Related Security and any Other Securitization Assets, in each case in connection with the origination, servicing or collection of such Receivables, Related Security or Other Securitization Assets or (b) consisting of the retained interest (including, without limitation, subordinated Indebtedness) of sellers of Receivables in connection with the European Financing or any Permitted Receivables Financing;
     (12) Investments made solely in the form of common equity of the Company constituting Qualified Capital Stock;
     (13) Guarantees permitted by Section 3.1(2);
     (14) the acquisition of Capital Stock of Toledo Mold & Die, Inc. from shareholders of such entity;
     (15) Investments resulting from the acquisition of a Person that at the time of such acquisition held such Investments that were not acquired or made in contemplation of such acquisition;
     (16) Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition of assets or Capital Stock related to a Permitted Business; and
     (17) other Investments in a Person engaged in a Permitted Business not to exceed $500 million at any one time outstanding.

          “Permitted Receivables Financing” means, at any date of determination, the aggregate amount of (i) Non-Recourse Debt outstanding on such date relating to the sale or financing of Receivables and any Related Security or (ii) other sales (in connection with financings of) Receivables and any Related Security of the Company or any of its Restricted Subsidiaries (it being understood that Standard Securitization Undertakings shall be permitted in connection with such financings).
          “Post-Petition Interest” means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.
          “Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.
          “Private Placement Legend” has the meaning assigned to it in Section 2.3(b).
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.
          “Receivables” means any indebtedness and other obligations owed to the Company or any relevant Subsidiary, or in which such party has a security interest or other interest, or any right of the Company or such Subsidiary to payment from or on behalf of an obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services by the Company or such Subsidiary, including, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto.
          “Record Date” has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.
          “Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Supplemental Indenture and the Notes.
          “Refinance” means, in respect of any Indebtedness, to issue any Indebtedness in exchange for or to refinance, repay, redeem, replace, defease or refund such Indebtedness in whole or in part. “Refinanced” and “Refinancing” will have correlative meanings.

          “Refinancing Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary issued to Refinance, any other Indebtedness of the Company or a Restricted Subsidiary so long as:
     (1) the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness as of the date of such proposed Refinancing does not exceed the aggregate principal amount (or accreted value as of such date, if applicable) of the Indebtedness being Refinanced (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or
     (2) such new Indebtedness has:
(a)	a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, and

(b)	a final maturity that is equal to or later than the final maturity of the Indebtedness being Refinanced:
     (3) if the Indebtedness being Refinanced is:
(a)	Indebtedness of the Company, then such Refinancing Indebtedness will be Indebtedness of the Company,

(b)	Indebtedness of a Note Guarantor, then such Refinancing Indebtedness will be Indebtedness of the Company and/or such Note Guarantor, and

(c)	Subordinated Indebtedness, then such Refinancing Indebtedness will be subordinate to the Notes or the relevant Note Guarantee, at least to the same extent and in the same manner as the Indebtedness being Refinanced.
          “Regulation S” means Regulation S under the Securities Act or any successor regulation.
          “Regulation S Global Note” has the meaning assigned to it in Section 2.1(e).
          “Related Security” means, with respect to any Receivable, (a) all of the Company’s (or the relevant Subsidiary’s) interest, in any inventory and goods (including returned or repossessed inventory and goods), and documentation or title evidencing the shipment or storage of any inventory and goods (including returned or repossessed inventory and goods), relating to any sale giving rise to such Receivable, and all insurance contracts with respect thereto; (b) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, together with all UCC financing statements or similar filings and security agreements describing any collateral relating thereto; (c) all guaranties, letters of credit, letter of credit rights, supporting obligations, indemnities, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable; (d) all service contracts and other contracts, agreements, instruments and other writings associated with such Receivable; (e) all records related to such Receivable or any of the foregoing; (f) all of the Company’s or relevant Subsidiary’s right, title and interest in, to and under the sales agreement and related performance guaranty and the like in respect of such Receivable; and (g) all proceeds of any of the foregoing.
          “Resale Restriction Termination Date” means for any Restricted Note (or beneficial interest therein) that is (a) not a Regulation S Global Note, one year (or such other period specified in Rule 144(b)(1)(i) under the Securities Act) from the Issue Date and (b) a Regulation S Global Note (or Certificated Note issued in respect thereof pursuant to Section 2.2(c)), the date on which the Distribution Compliance Period therefor terminates.
          “Restricted Note” means any Issue Date Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein) not originally issued and sold pursuant to an effective registration statement under the Securities Act or until such time as:
     (i) the Resale Restriction Termination Date therefor has passed; or
     (ii) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.4(e) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.
          “Restricted Payment” has the meaning assigned to it in the first paragraph of Section 3.3.
          “Restricted Subsidiary” means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.
          “Revocation” has the meaning assigned to it in Section 3.5(4).
          “Rule 144” means Rule 144 under the Securities Act (or any successor rule).
          “Rule 144A” means Rule 144A under the Securities Act (or any successor rule).
          “Rule 144A Global Note” has the meaning assigned to it in Section 2.1(d).
          “Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.
          “Securities Act” means the Securities Act of 1933, as amended.

          “Securitization Subsidiary” means a Subsidiary of the Company or other Person created to effect a Permitted Receivables Financing; provided that such Subsidiary or Person shall not (a) engage at any time in any business or business activity other than (i) to the extent it is a party to the European Receivables Financing, the performance of its obligations under and in connection with the underlying documents for the European Receivables Financing, (ii) the origination, collection and servicing of Receivables and activities necessary, related or incidental thereto, (iii) engaging in management functions, including, without limitation, managing contract manufacturing arrangements with respect to the Company’s European business, (iv) actions required to maintain its existence and (v) activities incidental to its maintenance and continuance and to the foregoing activities; or (b) incur any Indebtedness or sell, dispose of, grant a Lien on or otherwise transfer any of its assets except as permitted under the Indenture and the Supplemental Indenture for a Securitization Subsidiary.
          “Senior Indebtedness” means the Notes or a Note Guarantee, as the case may be, and any other Indebtedness of the Company or the relevant Note Guarantor which ranks equal in right of payment with the Notes or such Note Guarantee, as the case may be.
          “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary which are reasonably customary in a securitization or other sales (in connection with financings of) and financings of Receivables and any Related Security, including, without limitation, those relating to the servicing of assets of such securitization or financing; provided that, other than in connection with the European Receivables Financing, in no event shall Standard Securitization Undertakings include any Guarantee of Indebtedness Incurred in connection with the such securitization or such financing (other than in the case of Section 3.1(2)(j), Guarantees of obligations of participating Foreign Restricted Subsidiaries in respect thereof by other Foreign Restricted Subsidiaries).
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
          “Subordinated Indebtedness” means any Indebtedness of the Company or a Note Guarantor which is expressly subordinated in right of payment to the Notes or its Note Guarantee, as the case may be.
          “Subsidiary” means, with respect to any Person, any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person’s outstanding Voting Stock.
          “Supplemental Indenture” means this Second Supplemental Indenture, as amended or supplemented from time to time, including the Exhibits hereto.
          “Surviving Entity” has the meaning assigned to it in Section 4.1(a)(2).

          “Term Loan Credit Facility” means the Amended and Restated Credit Agreement, dated as of April 10, 2007, among the Company, certain of its subsidiaries party thereto, the lenders party thereto, Credit Suisse Securities (USA) LLC and Sumitomo Mitsui Bank Corporation as Documentation Agents, Citicorp USA, Inc., as Syndication Agent, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Bookrunners and Joint Lead Arrangers, in each case with the related documents thereto (including, without limitation, any Guarantee agreements and security documents) and as all such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified, including any agreement adding subsidiaries of the Company as additional borrowers or guarantors thereunder or extending the maturity of all or any portion of the Indebtedness under such agreement(s).
          “TMD Entities” means Toledo Mold & Die, Inc. and its Subsidiaries.
          “Trustee” means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of the Indenture and, thereafter, means the successor.
          “Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
          “Unrestricted Subsidiary” means any Subsidiary of the Company Designated as such pursuant to Section 3.5. Any such Designation may be revoked by a Board Resolution of the Company, subject to the provisions of such covenant.
          “U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination. Except as described under Section 3.1, whenever it is necessary to determine whether the Company has complied with any covenant in the Supplemental Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.
          “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

          “U.S. Legal Tender” means such coin or currency of the United States of America, as at the time of payment shall be legal tender for the payment of public and private debts.
          “U.S. Person” means a U.S. Person as defined in Regulation S.
          “Voting Stock” with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:
     (1) the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into
     (2) the sum of the products obtained by multiplying:
(a)	the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

(b)	the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.
          “Wholly Owned Subsidiary” means, for any Person, any Subsidiary (Restricted Subsidiary, in the case of the Company) of such Person of which all of the outstanding Capital Stock (other than in the case of a Subsidiary not organized in the United States, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any other Person that satisfies this definition in respect of such Person.
          Section 1.2. Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) “including” means including without limitation;
     (5) words in the singular include the plural and words in the plural include the singular;

     (6) references to the payment of principal of the Notes shall include applicable premium, if any;
     (7) references to “Security” in the Indenture shall include the Notes as applicable;
     (8) references to payments on the Notes (including payments in connection with optional redemptions or mandatory offers to repurchase) shall include Liquidated Damages payable under this Supplemental Indenture or any Additional Note supplemental Indenture, if any;
     (9) references to any Section or Exhibit shall refer to this Supplemental Indenture and not the Indenture applicable to the Notes unless otherwise specifically noted; and
     (10) if and to the extent provisions of this Supplemental Indenture are duplicative of, or vary from, the provisions of the Indenture, the provisions of this Supplemental Indenture shall govern the terms of the Notes.
ARTICLE II
THE NOTES
          Article II of the Indenture shall apply in respect of the Notes as applicable and the issuance, registration, transfer and exchange of the Notes shall be subject to the additional provisions of this Article II.
          Section 2.1. Form and Dating. (a) The Issue Date Notes are being originally offered and sold by the Company pursuant to a Purchase Agreement, dated as of June 16, 2008, among the Company, the Note Guarantors specified on the signature pages hereof and Goldman Sachs & Co. and UBS Securities LLC, as initial purchasers. The Notes will be issued in fully registered form without interest coupons, and only in denominations of $1,000 and any integral multiple thereof. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.
          (b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company, the Note Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Supplemental Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Supplemental Indenture shall vote and consent together on all matters as one class.
          (c) The Notes may have notations, legends or endorsements as specified in Section 2.3 or as otherwise required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

          (d) Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Notes (each, a “Rule 144A Global Note”).
          (e) Notes originally offered and sold outside the United States of America in reliance on Regulation S will be issued in the form of one or more permanent Global Notes (each, the “Regulation S Global Note”).
          Section 2.2. Global Note Provisions.
          (a) Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Note Custodian and (iii) bear the appropriate legends as set forth in Section 2.3(a) and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.
          (b) Except as provided in Section 2.2(c)(iii), members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian, and DTC may be treated by the Company, any Note Guarantor, the Trustee, the Paying Agent, the Note Custodian, the Security Registrar and any of their respective agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee, the Paying Agent, the Note Custodian, the Security Registrar or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by DTC or (ii) impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.
          (c) Except as provided in this Section 2.2(c), owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes in exchange for such beneficial interests.
     (i) Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such beneficial interests if DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice. In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this clause (i) of Section 2.2(c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Corporation Order the Trustee shall authenticate and deliver to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of

Certificated Notes of authorized denominations, and the Security Registrar shall register such exchanges in the Security Register.
     (ii) The owner of a beneficial interest in a Global Note will be entitled to receive Certificated Notes in exchange for such interest if an Event of Default has occurred and is continuing. If an Event of Default has occurred and is continuing, upon receipt by the Security Registrar of instructions from Agent Members on behalf the owner of a beneficial interest in a Global Note directing the Security Registrar to exchange such beneficial owner’s beneficial interest in such Global Note for Certificated Notes, subject to and in accordance with the Applicable Procedures, the Company shall promptly execute, and upon Corporation Order, the Trustee shall authenticate and make available for delivery to such beneficial owner, Certificated Notes in a principal amount equal to such beneficial interest in such Global Note.
     (iii) If (x) an event described in Section 2.2(c)(i) occurs and Certificated Notes are not issued promptly to all beneficial owners or (y) the Security Registrar receives from a beneficial owner the instructions described in Section 2.2(c)(ii) and Certificated Notes are not issued promptly to any such beneficial owner, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.4 of the Indenture hereof, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Certificated Notes had been issued.
          (d) Neither the Company nor the Trustee shall have any responsibility or obligation to DTC participants or the persons for whom they act as nominees with respect to the Notes regarding accuracy of any records maintained by DTC or DTC participants, the payments by DTC or DTC participants of any amount in respect of principal, redemption price or interest on the Notes, any notice which is permitted or required to be given to or by Holders hereunder (except such notice as is required to be given by the Company to the Trustee or to DTC), or any consent given or other action taken by DTC as a Holder.
          Section 2.3. Legends.
          (a) Each Global Note shall bear the legend specified therefore in Exhibit A on the face thereof.
          (b) Each Restricted Note shall bear the private placement legend specified therefore in Exhibit A on the face thereof (the “Private Placement Legend”).
          Section 2.4. Transfer and Exchange.
          (a) Transfers of Beneficial Interests in a Rule 144A Global Note. If the owner of a beneficial interest in a Rule 144A Global Note that is a Restricted Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S:
     (A) upon receipt by the Note Custodian and Security Registrar of:

     (1) instructions from an Agent Member given to DTC in accordance with the Applicable Procedures directing DTC to credit or cause to be credited a beneficial interest in the Regulation S Global Note in a principal amount equal to the principal amount of the beneficial interest to be transferred,
     (2) instructions given in accordance with the Applicable Procedures containing information regarding the account to be credited with such increase, and
     (3) a certificate in the form of Exhibit C duly executed by the Rule 144A transferor;
     (B) the Note Custodian shall increase the Regulation S Global Note and decrease the Rule 144A Global Note in accordance with the foregoing, and the Security Registrar shall register the transfer in the Security Register.
          (b) Transfers of Beneficial Interests in a Regulation S Global Note. If the owner of a beneficial interest in a Regulation S Global Note that is a Restricted Note wishes to transfer such interest (or a portion thereof) to a QIB pursuant to Rule 144A:
     (A) upon receipt by the Note Custodian and Security Registrar of:
     (1) instructions from an Agent Member given to DTC in accordance with the Applicable Procedures directing DTC to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest being transferred,
     (2) instructions given in accordance with the Applicable Procedures containing information regarding the account to be credited with such increase, and
     (3) a certificate in the form of Exhibit B duly executed by the transferor;
     (B) the Note Custodian shall increase the Rule 144A Global Note and decrease the Regulation S Global Note in accordance with the foregoing, and the Security Registrar shall register the transfer in the Security Register.
          (c) Transfers of Certificated Notes. If the Holder of a Certificated Note that is a Restricted Note wishes to transfer such Certificated Note (or a portion thereof) to a QIB pursuant to Rule 144A or to a Non-U.S. Person pursuant to Regulation S, upon receipt by the Registrar of such Certificated Note, duly endorsed as provided herein and a certificate in the form of Exhibit B (in the case of a transfer to a QIB pursuant to Rule 144A) or Exhibit C (in the case of a transfer to a Non-U.S. Person pursuant to Regulation S) duly executed by the transferor:

     (A) the Security Registrar shall cancel the originally surrendered Certificated Note,
     (B) the Trustee shall authenticate and deliver to the transferee one or more Certificated Notes in a principal amount equal to the principal amount of the originally surrendered Certificated Note to be transferred to the transferee and, if the entire principal amount of the originally surrendered Certificated Note is not being transferred, to the transferor one or more Certificated Notes in a principal amount equal to the principal amount of such originally surrendered Certificated Note not being transferred, and
     (C) the Security Registrar shall register the transfers in the Security Register.
          (d) Other Transfers. Any transfer or exchange of Restricted Notes not described above (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the Applicable Procedures, but is not subject to any procedure required by this Supplemental Indenture) shall be made only upon receipt by the Security Registrar of such Opinions of Counsel, certificates and such other evidence reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with Section 2.4(e).
          (e) Use and Removal of Private Placement Legends. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such transfer, exchange or replacement) a Private Placement Legend, the Security Registrar shall exchange such Notes (or beneficial interests) for Notes (or beneficial interests in a Global Note) not bearing a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Security Registrar shall deliver only Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend unless:
     (i) such Notes (or beneficial interests) are exchanged in an exchange offer pursuant to an effective registration statement under the Securities Act;
     (ii) such Notes (or beneficial interests) are transferred pursuant to an effective shelf registration statement under the Securities Act;
     (iii) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Security Registrar of a certificate of the transferor in the form of Exhibit D;
     (iv) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or
     (v) in connection with any other transfer, exchange or replacement, the Security Registrar shall have received an Opinion of Counsel, certificates and/or such other evidence reasonably required by and satisfactory to it to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. Following the expiration of one year from the Issue Date, the Company will cause the Private Placement Legend to be removed from the Global Notes and Certificated Notes representing interest in Issue Date Notes and any resale restrictions contained in this Supplemental Indenture resulting from the absence of registration of the Notes under the Securities Act will cease to apply. The Company will not resell, or permit any of its Affiliates (as defined in Rule 144) to, resell any Notes other than in compliance with Rule 144 or pursuant to an effective registration statement under the Securities Act.
          (f) Retention of Documents. The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.
          (g) General Provisions Relating to Transfers and Exchanges.
     (i) The Trustee is initially appointed the Security Registrar in respect of the Notes. Subject to the other provisions of this Section 2.4, when Notes are presented to the Security Registrar or a co-Security Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Security Registrar or co-Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar or co-Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
     (ii) To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and upon Corporation Order, the Trustee will authenticate and make available for delivery Certificated Notes and Global Notes at the Security Registrar’s or co-Security Registrar’s request.
     (iii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.4, 3.10 or 4.1.
     (iv) The Security Registrar or co-Security Registrar shall not be required to register the transfer of or exchange of (x) any Note for a period beginning: (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date and (y) any Note selected for repurchase or redemption, except the unrepurchased or unredeemed portion thereof, if any.

     (v) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Security Registrar or any co-Security Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Security Registrar or any co-Security Registrar or the Note Custodian shall be affected by notice to the contrary.
     (vi) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
     (h) No Obligation of the Trustee.
     (i) The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, Agent Members or any other Persons with respect to the accuracy of the records of DTC or its nominee or of Agent Members, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Agent Members and any beneficial owners.
     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          Section 2.5. Additional Notes. (a) The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes (“Additional Notes”) that shall have terms and conditions identical to those of the other Outstanding Notes, except with respect to:
     (i) the issue date;

     (ii) the amount of interest payable on the first Interest Payment Date therefor;
     (iii) the issue price;
     (iv) any adjustments necessary in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes and for the application of Section 3.9 hereof, in each case, which are not adverse in any material respect to the Holder of any Outstanding Notes (other than such Additional Notes); and
     (v) the CUSIP number if necessary to distinguish between such Additional Notes and any other Notes as a result of the matters specified in this Section 2.5(a), including their treatment for federal income tax purposes.
          (b) With respect to any Additional Notes, the Company will set forth the following information in an Officer’s Certificate pursuant to a resolution of the Board of Directors of the Company (the “Additional Note Board Resolutions”), copies of which will be delivered to the Trustee, or an Additional Note Supplemental Indenture:
     (i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
     (ii) whether such Additional Notes will be subject to transfer restrictions under the Securities Act (or other applicable securities laws); and
     (iii) any provisions contemplated by Section 2.5(a).
ARTICLE III
COVENANTS
          The covenants set forth in Article IV of the Indenture (other than Section 4.04 thereof) and the additional covenants set forth in this Article III shall be applicable to the Notes.
          Section 3.1. Limitation on Incurrence of Additional Indebtedness.
          (1) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, or permit any Restricted Subsidiary to Incur Preferred Stock, except that:
     (a) the Company, any Note Guarantor and any Restricted Subsidiary that is a Guarantor of the Notes in accordance with Section 3.2 may Incur Indebtedness, including Acquired Indebtedness and any such Note Guarantor or other Guarantor may Incur Preferred Stock, and
     (b) any Restricted Subsidiary may Incur Acquired Indebtedness not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation,

if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.
          (2) Notwithstanding clause (a) above, the Company and its Restricted Subsidiaries, as applicable, may Incur the following Indebtedness (“Permitted Indebtedness”):
     (a) Indebtedness in respect of the Notes originally issued on the Issue Date and guarantees thereof as provided in the Supplemental Indenture;
     (b) Indebtedness Incurred by the Company and any Domestic Restricted Subsidiary pursuant to one or more Bank Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $2.2 billion less the amounts of any permanent repayments or reductions of commitments in respect of such Indebtedness made with the Net Cash Proceeds of an Asset Sale in order to comply with Section 3.4 and it being understood that amounts outstanding under the Bank Credit Facilities on the Issue Date are deemed to be Incurred under this clause (b);
     (c) (i) Indebtedness of Foreign Restricted Subsidiaries (other than the Halla Subsidiaries) in an aggregate principal amount at any one time outstanding not to exceed $325 million;
     (ii) (x) Indebtedness of Foreign Restricted Subsidiaries in an aggregate principal amount not to exceed $75 million at any one time outstanding and (y) Indebtedness under letters of credit issued on behalf of Foreign Restricted Subsidiaries in an aggregate outstanding principal amount not to exceed $50 million at any one time outstanding;
     (iii) Indebtedness of the Halla Subsidiaries in an aggregate principal amount not to exceed, when combined with all other outstanding Indebtedness of the Halla Subsidiaries, $350 million at any one time outstanding;
     (iv) Indebtedness of Joint Ventures (other than the Halla Subsidiaries) in an aggregate principal amount at any one time outstanding not to exceed $50 million and Indebtedness Incurred by the TMD Entities in an aggregate principal amount at any one time outstanding not to exceed $40 million; and
     (v) Guarantees by the Company and its Restricted Subsidiaries of Indebtedness of Joint Ventures in an aggregate principal amount at any one time outstanding not to exceed $50 million;
it being understood that Indebtedness of Foreign Restricted Subsidiaries and Joint Ventures, letters of credit issued by the Company and its Restricted Subsidiaries on behalf of Foreign Restricted Subsidiaries and Guarantees by the Company and its Restricted Subsidiaries of Indebtedness of Joint Ventures outstanding on the Issue Date will be deemed to be Incurred under an applicable subclause of this clause (c); provided that, if any such Indebtedness, Guarantee or letter of credit satisfies more than one subclause of this clause (c), the Company will select, at its option, the subclause under which such Indebtedness, Guarantee or letter of credit is deemed to be Incurred;
     (d) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date other than Indebtedness deemed to be Incurred under clause (b) or (c) above or covered by clause (e), (f), (g), (h), (j), (k), (l), (m), (n) or (o) below;
     (e) Hedging Obligations entered into by the Company or any Restricted Subsidiary in the ordinary course of business and not for speculative purposes;
     (f) intercompany Indebtedness or Preferred Stock between the Company and any Restricted Subsidiary or between any Restricted Subsidiaries; provided that:
     (1) if the Company or any Note Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full of all obligations under the Notes, the Indenture as applicable to the Notes and the Supplemental Indenture in the case of the Company, or such Note Guarantor’s Note Guarantee, in the case of such Note Guarantor, and
     (2) in the event that at any time any such Indebtedness ceases to be held by the Company or a Restricted Subsidiary, such Indebtedness will be deemed to be Incurred and not permitted by this clause (f) at the time such event occurs;
     (g) Indebtedness of the Company or any of its Restricted Subsidiaries Incurred in the ordinary course of business in connection with cash pooling, netting and cash management arrangements consisting of overdrafts or similar arrangements; provided that any such Indebtedness does not consist of Indebtedness for borrowed money and is owed to the financial institutions providing such arrangements and such Indebtedness is extinguished in accordance with customary practices with respect thereto;
     (h) Indebtedness of the Company or any of its Restricted Subsidiaries arising out of surety, stay, customs or appeal bonds, performances bonds and performance and completion guarantees, in each case Incurred in the ordinary course of business;
     (i) Refinancing Indebtedness in respect of:
     (1) Indebtedness (other than Indebtedness owed to the Company or any Subsidiary of the Company) Incurred pursuant to clause (1) above (it being understood that no Indebtedness outstanding on the Issue Date is Incurred pursuant to such clause (1) above), or
     (2) Indebtedness Incurred pursuant to clause (a) or (d) above (excluding Indebtedness in respect of factoring programs or Permitted Receivables Financing) of this Section 3.1(2);

     (j) Indebtedness of Foreign Restricted Subsidiaries and the Securitization Subsidiary under the European Receivables Financing, factoring programs and Permitted Receivables Financings in an aggregate principal amount not to exceed $550 million at any one time outstanding; provided that (i) the aggregate amount of such Indebtedness for Foreign Restricted Subsidiaries organized under the laws of any European country (or, in the case of Portuguese Receivables, Bermuda) and the Securitization Subsidiary shall not exceed $425 million, (ii) the aggregate amount of such Indebtedness for all other Foreign Restricted Subsidiaries shall not exceed $200 million and (iii) such Indebtedness is not subject to any Guarantee or Lien issued or created by the Company or any of its Restricted Subsidiaries (other than the Securitization Subsidiary); it being understood that Indebtedness outstanding under the European Receivables Financing on the Issue Date is deemed to be Incurred under this clause (j);
     (k) Indebtedness consisting of take-or-pay obligations arising out of the Outsourcing Initiative or under supply agreements entered into in the ordinary course of business consistent with past practice;
     (l) Guarantees Incurred in the ordinary course of business by the Company and its Restricted Subsidiaries not to exceed $100 million at any one time outstanding;
     (m) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business with the providers of such insurance or their Affiliates;
     (n) Indebtedness consisting of obligations of the Company or any Restricted Subsidiary under customary provisions relating to indemnification or adjustment of the purchase price based on changes in working capital and earn-outs based on the income generated by the assets acquired in any such transaction after the consummation thereof in connection with (i) any acquisition by the Company or such Restricted Subsidiary of the Capital Stock of such Person resulting in such Person becoming a Subsidiary of the Company, (ii) the acquisition by the Company or any Restricted Subsidiary of all or substantially all of the assets of any other Person, or (iii) any merger or consolidation of a Person with the Company or a Restricted Subsidiary so long the surviving entity of such merger or consolidation is the Company or such Restricted Subsidiary;
     (o) Indebtedness of the Company consisting of (i) repurchase obligations with respect to Capital Stock of the Company issued to directors, consultants, managers, officers and employees of the Company and its Subsidiaries arising upon the death, disability or termination of employment of such director, consultant, manager, officer or employee to the extent such repurchase is permitted under Section 3.3 and (ii) promissory notes issued by the Company to directors, consultants, managers, officer and employees (or their spouses or estates) of the Company and its Restricted Subsidiaries to purchase or redeem Capital Stock of the Company issued to such director, consultant, manager, officer or employee to the extent such purchase or redemption is permitted under Section 3.3;

     (p) Capitalized Lease Obligations and purchase money Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $75 million at any one time outstanding;
     (q) Acquired Indebtedness Incurred in connection with the acquisition of a Person that becomes a Restricted Subsidiary as a result of such acquisition (or merges into the Company or mergers or consolidates with or into a Restricted Subsidiary of the Company) or the acquisition of assets by the Company or a Restricted Subsidiary, which Indebtedness was not Incurred in connection with or in anticipation of the relevant transaction; provided that the aggregate consideration (including the amount of all such Acquired Indebtedness) paid by the Company and its Restricted Subsidiaries in all transactions covered by this clause (q) does not exceed in the aggregate an amount equal to the sum of (i) $400 million and (ii) (x) 50% of Consolidated EBITDA of the Company, minus (y) the sum of (1) the aggregate amount of all expenditures made by the Company and its Restricted Subsidiaries for the acquisition or leasing (pursuant to a Capitalized Lease Obligation) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements) that should be capitalized under GAAP on the Company’s consolidated balance sheet and (2) the cash Consolidated Interest Expense of the Company, in the case of all amounts determined under (x) and (y), from July 1, 2008 through the most recent fiscal quarter completed as of the date of determination; and
     (r) additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $25 million at any one time outstanding (which amount may, but need not, be Incurred in whole or in part under a Bank Credit Facility).
          (3) For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP. The accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Capital Stock in the form of additional Disqualified Capital Stock or Preferred Stock with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant; provided, that any such outstanding additional Indebtedness or Disqualified Capital Stock paid in respect of Indebtedness Incurred pursuant to any provision of clause (2) of this covenant will be counted as Indebtedness outstanding thereunder for purposes of any future Incurrence under such provision.
          (4) The Company will not, and will not permit any Note Guarantor to, directly or indirectly, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is expressly subordinate in right of payment to the Notes, or in the case of a Note Guarantor, its Note Guarantee to the same extent and on the same terms as such Indebtedness is subordinate to such other Indebtedness.
          (5) For purposes of determining compliance with this Section 3.1, in the event that an item of proposed Indebtedness Incurred after the Issue Date meets the criteria of more than one of the categories of Permitted Indebtedness described in Section 3.1(2)(a) through (r) above, or is entitled to be Incurred pursuant to Section 3.1(i), the Company will be permitted to classify such item of Indebtedness at the time of Incurrence in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such categories and further the Company may later reclassify an item of Indebtedness Incurred under one of the categories of Permitted Indebtedness described under Section 3.1(2)(a) through (r) above to another category of such Permitted Indebtedness for which it meets the criteria.
          (6) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness being refinanced, except to the extent that (a) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (b) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred. The maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may Incur pursuant to this Section 3.1 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.
          Section 3.2. Limitation on Guarantees of Company Indebtedness.
          The Company will not permit any Restricted Subsidiary (other than a Note Guarantor) that is a guarantor or co-borrower under a Bank Credit Facility to Guarantee any Indebtedness of the Company (other than Indebtedness Incurred under a Bank Credit Facility (excluding any debt securities issued in a refinancing or replacement transaction pursuant to the definition of Bank Credit Facility)) or pursuant to Section 3.1(2)(l) unless contemporaneously therewith (or prior thereto) effective provision is made to Guarantee the Notes on an equal and ratable basis with such Guarantee (or other Indebtedness referred to in the next parenthetical) for so long as such Guarantee remains effective (or such longer period during which Restricted Subsidiary has outstanding Indebtedness or Preferred Stock Incurred under Section 3.1 (1)(a)), and in an amount equal to the amount of Indebtedness so Guaranteed (plus the amount of any outstanding Indebtedness and Preferred Stock Incurred by such Restricted Subsidiary under Section 3.1(1)(a)); provided, however, that any Guarantee of Subordinated Indebtedness will be subordinated and junior in right of payment to the contemporaneous Guarantee of the Notes by such Restricted Subsidiary; and provided, further, that the Company will not permit a Restricted Subsidiary to Guarantee any Capital Stock of the Company or another Restricted Subsidiary. Any such Guarantee will be made pursuant to a supplemental indenture. Notwithstanding anything to the contrary in the Supplemental Indenture, a Restricted Subsidiary (including a Note

Guarantor) will not Incur or Guarantee the Company’s 7.00% Senior Notes due 2014 or any Indebtedness that Refinances such 7.00% Senior Notes due 2014 in whole or in part.
          Section 3.3. Limitation on Restricted Payments.
          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):
     (a) declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than:
     (i) dividends, distributions or returns of capital payable in Qualified Capital Stock of the Company or, in the case of Capital Stock other than Qualified Capital Stock, additional shares of such Capital Stock in accordance with the terms thereof,
     (ii) dividends, distributions or returns of capital payable to the Company and/or a Restricted Subsidiary, or
     (iii) dividends, distributions or returns of capital made on a pro rata basis to the Company and its Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand (or on less than a pro rata basis to any minority holder);
     (b) purchase, redeem or otherwise acquire or retire for value:
     (i) any Capital Stock of the Company (including, without limitation, through the issuance of promissory notes), or
     (ii) any Capital Stock of any Restricted Subsidiary held by an Affiliate of the Company or any Preferred Stock of a Restricted Subsidiary, except for Capital Stock held by the Company or a Restricted Subsidiary or purchases, redemptions, acquisitions or retirements for value of Capital Stock on a pro rata basis from the Company and/or any Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand, according to their respective percentage ownership of the Capital Stock of such Restricted Subsidiary;
     (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness (other than Subordinated Indebtedness of the Company or any Restricted Subsidiary of the Company to the extent permitted under Section 3.1(2)(f); or
     (d) make any Investment (other than Permitted Investments);

if at the time of the Restricted Payment immediately after giving effect thereto:
     (1) a Default or an Event of Default shall have occurred and be continuing;
     (2) the Company is not able to Incur at least $1.00 of additional Indebtedness pursuant to Section 3.1(1); or
     (3) the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of the proposed Restricted Payment and all other Restricted Payments made subsequent to the Issue Date up to the date thereof shall exceed the sum of:
     (A) 50% of cumulative Consolidated Net Income of the Company or, if such cumulative Consolidated Net Income is a loss, minus 100% of the loss, accrued during the period, treated as one accounting period, beginning on the first full fiscal quarter after the Issue Date to the end of the most recent fiscal quarter for which consolidated financial information of the Company is available; plus
     (B) 100% of the aggregate net cash proceeds or the Fair Market Value of assets received by the Company from any Person from any:
     (i) contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock or issuance and sale of Qualified Capital Stock of the Company, in each case, subsequent to the Issue Date, or
     (ii) issuance and sale subsequent to the Issue Date (and, in the case of Indebtedness of a Restricted Subsidiary, at such time as it was a Restricted Subsidiary) of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Company, excluding, in each case, any such net cash proceeds or assets:
     (x) received from a Subsidiary of the Company;
     (y) applied in accordance with clause (2) or (3) of the second paragraph of this covenant below; plus
     (C) 100% of any Investment Return.

          Notwithstanding the preceding paragraph, this covenant does not prohibit:
          (1) the payment of any dividend or other distribution within 60 days after the date of declaration of such dividend or other distribution if the dividend or distribution would have been permitted on the date of declaration pursuant to the preceding paragraph;
          (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of Capital Stock of the Company,
     (x) in exchange for Qualified Capital Stock of the Company, or
     (y) through the application of the net cash proceeds received by the Company from a substantially concurrent sale of Qualified Capital Stock of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Subsidiary of the Company;
provided, that the value of any such Qualified Capital Stock issued in exchange for such acquired Capital Stock and any such net cash proceeds will be excluded from clause (3)(B) of the first paragraph of this covenant;
          (3) if no Default or Event of Default shall have occurred and be continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net cash proceeds of a substantially concurrent sale, other than to a Subsidiary of the Company, of:
     (x) Qualified Capital Stock of the Company or
     (y) Refinancing Indebtedness for such Subordinated Indebtedness;
provided, that the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness and any net cash proceeds referred to above shall be excluded from clause (3)(B) of the first paragraph of this covenant;
          (4) if no Default or Event of Default shall have occurred and be continuing, (x) repurchases by the Company of Common Stock of the Company or options, warrants or other securities exercisable or convertible into Common Stock of the Company from employees, officers or directors of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of the employees, officers or directors or pursuant to the terms of employee stock option or similar plans or arrangements, in an amount not to exceed $5 million in any calendar year and $25 million in the aggregate and (y) open market purchases of Common Stock of the Company to satisfy exercises of stock options or grants of other equity-based awards by employees and directors of the Company pursuant to employee and director stock option or other equity-based plans adopted in good faith by the Board of Directors of the Company and approved by the Company’s shareholders;

          (5) cash payments of up to $100,000,000 in the aggregate for the repurchase or cash settlement of the warrants originally issued to Ford Motor Company on October 1, 2005 for the purchase of 25,000,000 shares of common stock of the Company at an exercise price of $6.90 per share;
          (6) cash payments by the Company in lieu of the issuance of fractional shares upon the exercise of options in respect of Capital Stock of the Company in the ordinary course of business;
          (7) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness or Disqualified Stock pursuant to provisions similar to those described under Section 3.4 and 3.10 provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;
          (8) the repurchase of Capital Stock deemed to occur (i) upon the exercise of stock options to the extent such Capital Stock represents a portion of the exercise price for those stock options or (ii) upon payment of any income tax withholding obligations in connection with any equity-based awards; and
          (9) other Restricted Payments in an aggregate amount not to exceed $25 million.
In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1) (without duplication for the declaration of the relevant dividend) and (5) above will be included in such calculation and amounts expended pursuant to clauses (2), (3), (4), (6), (7), (8) and (9) above will not be included in such calculation. For purposes of clause (3)(B) of the first paragraph of this covenant, the Fair Market Value of any assets in excess of $25 million received or contributed in one transaction or a series of related transactions shall be determined by an Independent Financial Advisor whose opinion shall be filed with the Trustee.
          Section 3.4. Limitation on Asset Sales.
          (1) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of,
     (b) at least 75% of the consideration received for the assets sold by the Company or the Restricted Subsidiary, as the case may be, in the Asset Sale shall be in the form of cash or Cash Equivalents received at the time of such Asset Sale, and
     (c) the assumption by the transferee in an Asset Sale of Senior Indebtedness of the Company or any Note Guarantor or any Indebtedness of any Restricted Subsidiary

that is not a Note Guarantor shall be deemed to be cash applied in accordance with this covenant so long as the Company or the relevant Restricted Subsidiary is fully and unconditionally released therefrom.
          (2) For purposes of clause (b) of the immediately preceding paragraph, the amount of (i) any marketable securities received by the Company or such Restricted Subsidiary as consideration from an Asset Sale that are converted by the Company or Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, (ii) any assets described in clause (b) of the immediately following paragraph received as consideration for an Asset Sale, (iii) any non-cash consideration received by the Company or its Restricted Subsidiaries pursuant to the Outsourcing Initiative, and (iv) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iv), not to exceed the greater of (x) $100 million and (y) an amount equal to 1% of the total consolidated assets of the Company and its Restricted Subsidiaries as set forth on the consolidated balance sheet of the Company prepared in accordance with GAAP as of the most recently completed fiscal quarter or fiscal year of the Company for which such a balance sheet is available as of the date on which such Designated Non-cash Consideration is received (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value) shall be deemed to be cash for purposes of this paragraph and for no other purpose.
          (3) The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 360 days thereof to:
     (a) repay any Senior Indebtedness of the Company or any Note Guarantor or any Indebtedness of any Restricted Subsidiary that is not a Note Guarantor and permanently reduce the commitments with respect thereto without Refinancing, or
     (b) purchase:
     (1) assets (other than current assets as determined in accordance with GAAP or Capital Stock) to be used by the Company or any Restricted Subsidiary in a Permitted Business,
     (2) all or substantially all of the assets of a Permitted Business, or
     (3) Capital Stock of a Person engaged principally in a Permitted Business or that will become, upon purchase, a Restricted Subsidiary or Capital Stock of a Restricted Subsidiary owned by a Person other than the Company or an Affiliate of the Company, in each case, from a Person other than the Company and its Restricted Subsidiaries.
          (4) To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within the 360 days of the Asset Sale as described in clause (a) or (b) of the immediately preceding paragraph, the Company will make an offer to purchase Notes (the

“Asset Sale Offer”), at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (the “Asset Sale Offer Amount”). The Company will purchase pursuant to an Asset Sale Offer from all tendering Holders on a pro rata basis, and, at the Company’s option, on a pro rata basis with the holders of any other Senior Indebtedness with similar provisions requiring the Company to offer to purchase the other Senior Indebtedness with the proceeds of Asset Sales, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of Notes and the other Senior Indebtedness to be purchased equal to such unapplied Net Cash Proceeds. The Company may satisfy its obligations under this covenant with respect to any Net Cash Proceeds by making an Asset Sale Offer with respect thereto prior to the expiration of 360 days from the relevant Asset Sale.
          (5) The purchase of Notes pursuant to an Asset Sale Offer will occur not less than 20 business days following the date thereof, or any longer period as may be required by law, nor more than 45 days following the 360th day following the Asset Sale which triggered the obligation to make the Asset Sale Offer. The Company may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied Net Cash Proceeds from one or more Asset Sales equal to or in excess of $25 million. At that time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of $25 million, will be applied as required pursuant to this covenant. Pending application in accordance with this covenant, Net Cash Proceeds will be applied to temporarily reduce revolving credit borrowings that can be reborrowed or Invested in Cash Equivalents.
          (6) Each notice of an Asset Sale Offer will be mailed first class, postage prepaid, to the record Holders as shown on the Security Register of Holders within 20 days following such 360th day, with a copy to the Trustee offering to purchase the Notes as described above. Each notice of an Asset Sale Offer shall state, among other things, the purchase date, which must be no earlier than 20 business days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the “Asset Sale Offer Payment Date”). Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash.
          (7) On the Asset Sale Offer Payment Date, the Company will, to the extent lawful:
     (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer;
     (b) deposit with the Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so tendered; and
     (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
To the extent Holders of Notes and holders of other Senior Indebtedness, if any, which are the subject of an Asset Sale Offer properly tender and do not withdraw Notes or the other Senior

Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company will purchase the Notes and the other Senior Indebtedness on a pro rata basis (based on amounts tendered). If only a portion of a Note is purchased pursuant to an Asset Sale Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate). Notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.
          (8) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with the purchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.4, the Company will comply with these laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Supplemental Indenture by doing so.
          (9) Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of Notes and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied Net Cash Proceeds, the Company may use any remaining Net Cash Proceeds for general corporate purposes of the Company and its Restricted Subsidiaries.
          (10) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 4.1, the Surviving Entity will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and will comply with the provisions of this covenant with respect to the deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of properties and assets of the Company or its Restricted Subsidiaries so deemed to be sold will be deemed to be Net Cash Proceeds for purposes of this covenant.
          Section 3.5. Limitation on Designation of Unrestricted Subsidiaries.
          (1) The Company may designate after the Issue Date any Subsidiary of the Company as an Unrestricted Subsidiary under the Supplemental Indenture (a “Designation”) only if:
          (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation, any transactions between the Company or any of its Restricted Subsidiaries and such Unrestricted Subsidiary are in compliance with Section 3.7 and such Designation does not cause a default or event of default under a Bank Credit Facility; and
          (b) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) as a Restricted Payment pursuant to the first paragraph of Section 3.3 in an amount (the “Designation Amount”) equal to the amount of the Company’s Investment in such Subsidiary on such date.
     (2) Neither the Company nor any Restricted Subsidiary will at any time:
     (a) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or Guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);
     (b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or
     (c) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse Guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of any Unrestricted Subsidiary for which recourse to the Company or any Restricted Subsidiary is limited to such Capital Stock, except:
          (i) in the case of clause (2)(a) or (b) above, to the extent treated and permitted as a Restricted Payment or Permitted Investment in accordance with Section 3.3 and as an Incurrence of Indebtedness permitted under Section 3.1 and,
          (ii) in the case of clause (2)(c) above, to the extent that the ability to declare a default or accelerate the payment is limited to a default on or an acceleration of an obligation or instrument of the Company or a Restricted Subsidiary treated as a Restricted Payment or Permitted Investment and Incurrence of Indebtedness incurred in accordance with clause (a) above.
          (3) Paragraphs (1) and (2) above will not apply to a Designation of a Receivables Subsidiary as long as such Designation does not cause a Default or Event of Default or a default or event of default under a Bank Credit Facility.
          (4) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if:
     (a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation and such Revocation does not result in a default or event of default under a Bank Credit Facility;
     (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture and the Supplemental Indenture;
     (c) the terms of any Affiliate Transaction between the Subsidiary being Designated (and its Subsidiaries) would be permitted under Section 3.7 if entered into immediately following such Designation; and
     (d) if required under Section 3.2, such Subsidiary becomes a Guarantor as provided therein and if required under Section 9.6, such Subsidiary becomes a Note Guarantor, in each case concurrently with such Revocation.
     (e) The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the preceding provisions.
          Section 3.6. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          (1) Except as provided in paragraph (b) below, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:
          (a) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;
          (b) make loans or advances to, or Guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary; or
          (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary.
          (2) Paragraph (1) above will not apply to encumbrances or restrictions existing under or by reason of:
          (a) applicable law or any applicable rule, regulation or order;
          (b) the Indenture and the Supplemental Indenture;
          (c) the Bank Credit Facilities as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, that any amendment, restatement, renewal, replacement or refinancing is not materially more restrictive with respect to such encumbrances or restrictions than those in existence on the Issue Date;

          (d) customary non-assignment provisions of any license, sub-license or other contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures Indebtedness secured by a Lien, in each case permitted to be Incurred under the Indenture and the Supplemental Indenture;
          (e) any instrument governing Acquired Indebtedness not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;
          (f) restrictions with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary; provided, that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold;
          (g) customary restrictions imposed on the transfer of copyrighted or patented materials;
          (h) Indebtedness of a Foreign Restricted Subsidiary Incurred under Section 3.1(2) (c) of or of a Joint Venture or TMD Entity Incurred under Section 3.1(2)(c)(iv), in each case to the extent that any such encumbrances or restrictions are customary for Indebtedness of such type and, in the judgment of the Company, necessary to obtain appropriate financing for such Foreign Restricted Subsidiary or Domestic Restricted Subsidiary;
          (i) customary restrictions contained in joint venture agreements, shareholder agreements or constituent documents related to Investments in Persons that are not Wholly Owned Subsidiaries of the Company;
          (j) any agreement relating to Indebtedness outstanding on the Issue Date as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, that any amendment, restatement, renewal, replacement or refinancing is not materially more restrictive with respect to such encumbrances or restrictions than those in existence on the Issue Date;
          (k) purchase money obligations for property and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature of described in paragraph (1)(c) above;
          (l) any Indebtedness secured by a Lien that was otherwise permitted to be incurred under the provisions of Section 4.06 and 4.07 of the Indenture that limits the right of the debtor to dispose of the assets subject to such Liens;
          (m) restrictions on cash or other deposits or net worth requirements imposed by customers under contracts or arrangements entered into in the ordinary course of business;

          (n) Indebtedness Incurred under Section 3.1(2)(j) or other restrictions or other contractual requirements of a Securitization Subsidiary in connection with a Permitted Receivables Financing; and
          (o) an agreement governing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clause (b), (c), (e) or (g) of this paragraph (2); provided, that such Refinancing agreement is not materially more restrictive with respect to such encumbrances or restrictions than those contained in the agreement referred to in such clause (b), (c), (e) or (j).
          Section 3.7. Limitation on Transactions with Affiliates.
          (1) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), unless:
     (a) the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company;
     (b) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $10 million, the terms of such Affiliate Transaction will be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), the approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the preceding provisions; and
     (c) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $50 million, the Company will, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction to the Company and the relevant Restricted Subsidiary (if any) from a financial point of view from an Independent Financial Advisor and file the same with the Trustee.
     (2) Paragraph (1) above will not apply to:
     (a) Affiliate Transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries;
     (b) fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company’s Board of Directors;
     (c) Affiliate Transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date (as in effect on the Issue Date with modifications and extensions thereof not materially adverse to the Company and its Restricted Subsidiaries);
     (d) any Restricted Payments made in compliance with Section 3.2 or Permitted Investment;
     (e) any issuance of Qualified Capital Stock of the Company;
     (f) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and not exceeding $5 million outstanding at any one time;
     (g) any transaction with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, Capital Stock of, or otherwise controls, such Person entered into in the ordinary course of business on terms no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company; and
     (h) transactions with a Securitization Subsidiary effected as part of a Permitted Receivables Financing.
          Section 3.8. Reports to Holders.
          Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Company will file with the Commission (unless the Commission will not accept such filing) and provide the Trustee and the Holders with the reports, information and other documents as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, that is not an “accelerated filer” or “large accelerated filer” as defined under the rules adopted by the Commission under the Exchange Act, within 15 days after the times specified for the filing of the reports, information and other documents under such Sections. The requirement to provide such reports, information and other documents will be deemed satisfied to the extent such information is filed with the Commission in electronic format, and will not be violated if any such reports, information or other documents fail to contain information that would be required under Rule 3-10 of Regulation S-X under the Securities Act (or any successor provision).
          In addition, at any time when the Company is not subject to or is not current in its reporting obligations under the preceding paragraph, the Company will make available, upon request, to any Holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.
          Section 5.03 of the Indenture not shall to apply to the Notes.

          Section 3.9. Reports Required To Permit Rule 144 Resales.
          (1) If during the six month to one year period following the Issue Date, the Company fails to file any report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than reports on Form 8-K), within the time period specified for filing, the Company will make a one time payment of liquidated damages equal to 0.25% on the outstanding principal amount of Notes, whether or not the failure to so file initially arose prior to such period; provided that the Company will have fourteen calendar days, in the aggregate, during such six month to one year period to cure all such missed filings. Any such liquidated damages will be payable on the Interest Payment Date immediately following the expiration of the fourteen calendar day cure period. The Company will provide prompt public notice if at any time during such six month to one year period any required report has not been timely filed.
          (2) If the Company issues Additional Notes other than pursuant to an effective registration statement under the Securities Act, it will cause such Additional Notes to have a separate CUSIP number for one year after issuance and the provisions of this section shall apply separately to such Additional Notes with references to the Issue Date being the original issue date for such Additional Notes and with any liquidated damages applicable thereto under Section 3.9(1) payable only in respect of such Additional Notes.
          (3) If at any time liquidated damages is payable by the Company pursuant to Section 3.9(1), the Company will promptly deliver to the Trustee a certificate stating: (i) the amount of such liquidated damages that is payable and (ii) the date on which such liquidated damages is payable. Unless and until the Trustee receives such a certificate, the Trustee may assume without inquiry that no such liquidated damages are payable.
          Section 3.10. Change of Control.
          (1) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder’s Notes at a purchase price equal to 101% of the principal amount thereof (the “Change of Control Payment”).
          (2) Within 20 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a notice to each Holder, with a copy to the Trustee, offering to purchase the Notes as described above (a “Change of Control Offer”). The Change of Control Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the “Change of Control Payment Date”).
          (3) On the Change of Control Payment Date, the Company will, to the extent lawful:
     (a) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

     (b) deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
     (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
          (4) If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate). Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued except for Notes purchased by a third party pursuant to the following paragraph.
          (5) The Company is not required to make a Change of Control Offer upon a Change of Control if: (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.10 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a notice of redemption has been given pursuant to Article V unless and until there is a default in the payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control and may be conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
          Section 3.11. Further Instruments and Acts. The Company and each Note Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may reasonably request to carry out more effectively the purpose of this Indenture.
          Section 3.12. Waiver of Stay, Extension or Usury Laws. The Company and each Note Guarantor covenants (to the fullest extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Note Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Company and each Note Guarantor hereby expressly waives (to the fullest extent permitted by applicable law) all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE IV
MERGER, CONSOLIDATION AND SALE OF ASSETS
          Section 4.1. Limitation on Merger, Consolidation and Sale of Assets.
          The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), to any Person unless:
          (a) either:
     (1) the Company is the surviving or continuing corporation, or
     (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):
(A)	will be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and

(B)	expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance and observance of every covenant of the Notes, the Indenture and the Supplemental Indenture on the part of the Company to be performed or observed;
     (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(B) above (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, will be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 3.1(1);
     (c) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(B) above (including, without limitation, giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;
     (d) unless the Company is the Surviving Entity, each Note Guarantor (including a Person that becomes a Note Guarantor as a result of the transaction) has confirmed by supplemental indenture that its Note Guarantee will apply to the Obligations of the Surviving Entity in respect of the Indenture as applicable to the Notes, the Supplemental Indenture and the Notes; and
     (e) the Company or the Surviving Entity has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of the Indenture and the Supplemental Indenture and that all conditions precedent in the Indenture and the Supplemental Indenture relating to the transaction have been satisfied.
          For purposes of this covenant, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Company and its Restricted Subsidiaries), will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
          The provisions of clause (b) of the first paragraph of this Section 4.1 will not apply to:
     (1) any transfer of the properties or assets of a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary;
     (2) any merger of a Restricted Subsidiary into the Company;
     (3) any merger of the Company into a Wholly Owned Subsidiary created for the purpose of holding the Capital Stock of the Company; or
     (4) a merger between the Company and a newly-created Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States, so long as, in each case the Indebtedness of the Company and its Restricted Subsidiaries taken as a whole is not increased thereby.
          Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries in accordance with this covenant, in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, the Supplemental Indenture and the Notes with the same effect as if such Surviving Entity had been named as such. For the avoidance of doubt, compliance with this covenant will not affect the obligations of the Company (including a Surviving Entity, if applicable) under Section 3.10, if applicable.
ARTICLE V
OPTIONAL REDEMPTION OF NOTES AND
PUT RIGHT IN RESPECT OF THE NOTES
          Section 5.1. Optional Redemption. The Company may redeem the Notes, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in paragraph 5 of the form of Notes in Exhibit A.
          Section 5.2. Election to Redeem. The Company shall evidence its election to redeem any Notes pursuant to Section 5.1 by a Board Resolution.
          Section 5.3. Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 5.1 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth: (1) the redemption date, (2) the principal amount of Notes to be redeemed, (3) the CUSIP numbers of such Notes and (4) the redemption price.
          Section 5.4. Notice of Redemption. (a) The Company shall prepare and mail or cause to be mailed a notice of redemption not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes at the Holder’s address as it appears on the Security Register.
          (b) All notices of redemption shall state:
     (1) the Redemption Date,
     (2) the redemption price and the amount of any accrued interest payable as provided in Section 5.7,
     (3) whether or not the Company is redeeming all Outstanding Notes,
     (4) if the Company is not redeeming all Outstanding Notes, the aggregate principal amount of Notes that the Company is redeeming and the aggregate principal amount of Notes that will be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Company is redeeming,
     (5) if the Company is redeeming only part of a Note, the notice that relates to that Note shall state that on and after the Redemption Date, upon surrender of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed,

     (6) that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 5.7 will become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed, will cease to accrue on and after the Redemption Date,
     (7) the place or places where a Holder must surrender Notes for payment of the redemption price and any accrued interest payable on the Redemption Date, and
     (8) the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.
          (c) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
          Section 5.5. Selection of Notes to Be Redeemed in Part. (a) If the Company is not redeeming all Outstanding Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in another fair and reasonable manner chosen at the discretion of the Trustee. The Trustee shall make the selection from the Outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption. No Notes of $1,000 principal amount or less shall be redeemed in part. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple of $1,000) of the principal of Notes that have denominations larger than $1,000.
          (b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.
          Section 5.6. Deposit of Redemption Price. On or prior to 10 A.M. on the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or a Note Guarantor is acting as the Paying Agent, segregate and hold in trust as provided in the Indenture) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Company is redeeming on that date.

          Section 5.7. Notes Payable on Redemption Date. If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest) the Notes or the portions of Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.
          Section 5.8. Unredeemed Portions of Partially Redeemed Note. Upon surrender of a Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note, at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered, provided that each new Note will be in a principal amount of $1,000 or integral multiple of $1,000.
          Section 5.9. Put Right. The Company shall redeem Notes from Holders on December 31, 2013, subject to the conditions and at the redemption price specified in Paragraph 6(a) of the form of Notes in Exhibit A hereto. Sections 5.6, 5.7 and 5.8 shall apply to any such redemption. The Company will deliver, or cause the Trustee to deliver, the put notice in the form provided in Exhibit G hereto to the Holders, as well as any other information necessary to enable Holders to surrender the relevant Notes contemporaneously with delivery of such put notice and to have such Notes purchased in accordance with Paragraph 6(a) of the form of Notes in Exhibit A hereto, not less than 90 days nor more than 120 days before December 31, 2013.
ARTICLE VI
DEFAULTS AND REMEDIES
          Section 6.1. Events of Default. (a) An “Event of Default” shall not include any Event of Default specified in Section 6.01 of the Indenture applicable to the Notes and instead shall include each of the following:
     (1) default in the payment when due of the principal of or premium, if any, on any Notes, including the failure to make a required payment to purchase Notes pursuant to an optional or mandatory redemption, Change of Control Offer or an Asset Sale Offer;
     (2) default for 30 days or more in the payment when due of interest (including Liquidated Damages) on any Notes;
     (3) the failure to perform or comply with any of the provisions described under Section 4.1;

     (4) the failure by the Company or any Restricted Subsidiary to comply with any other covenant or agreement contained in the Indenture applicable to the Notes (other than Section 5.03 thereof), the Supplemental Indenture or the Notes (excluding its obligations set forth under Section 3.9) for 60 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
     (5) default by the Company or any Restricted Subsidiary under any Indebtedness (other than Indebtedness Incurred pursuant to or otherwise permitted by Section 3.1(2)(f)) which:
     (a) is caused by a failure to timely pay principal of or premium, if any, on such Indebtedness at its scheduled maturity prior to the expiration of any applicable grace period provided in such Indebtedness on the date of such default; or
     (b) results in the acceleration of such Indebtedness prior to its stated maturity;
and the principal or accreted amount of Indebtedness covered by (a) or (b) at the relevant time aggregates $50 million or more;
     (6) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments against any of them, aggregating $50 million or more, which judgment(s) are not vacated, discharged, stayed or bonded pending appeal for a period of 60 days or more;
     (7) a Bankruptcy Event of Default affecting the Company or any of its Material Subsidiaries or any group of its Material Subsidiaries that, taken together, would constitute a Material Subsidiary; or
     (8) except as permitted by the Supplemental Indenture, any Note Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Note Guarantor, or any Person acting on behalf of any Note Guarantor, denies or disaffirms such Note Guarantor’s obligations under its Note Guarantee.
The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          (b) Notwithstanding the foregoing, except as provided in the second to last sentence of this paragraph, the sole remedy for any breach of our obligations under the Supplemental Indenture to file reports, information or other documents with the Commission or furnish such reports, information or other documents to the Trustee or the Holders pursuant to the covenant set forth under Section 3.8 shall be the payment of liquidated damages as described below and the Holders will not have any right under the Supplemental Indenture to accelerate the maturity of the Notes as a result of any such breach. If any such breach continues for 90 days, we will pay liquidated damages to all the Holders of Notes at a rate per annum equal to (i) 0.25% per annum of the principal amount of the Notes from such 90th day to but not including the 180th day following such breach (or such earlier date on which the Default relating to such reporting obligations shall have been cured or waived) and (ii) 0.50% per annum of the principal amount of the Notes from the 180th day following such notice to but not including the 365th day following such notice (or such earlier date on which the Default relating to such reporting obligations shall have been cured or waived). On such 365th day (or earlier, if the Default relating to such reporting obligations shall have been cured or waived prior to such 365th day), such additional interest will cease to accrue, and the Notes will be subject to acceleration as provided above if the Default relating to such reporting obligations is continuing. The provisions of the Supplemental Indenture described in this paragraph will not affect the rights of the Holders in the event of the occurrence of any Default or Event of Default not relating to the breach of such reporting obligations. Any liquidated damages due or paid by the Company pursuant to Section 3.9 shall be credited against any amount payable by the Company pursuant to this paragraph.
          (c) The Company shall deliver to the Trustee upon becoming aware of any Default or Event of Default written notice in the form of an Officers’ Certificate of any Default or Event of Default, their status and what action the Company proposes to take in respect thereof. In addition, the Company is required to deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous fiscal year. If a Default or Event of Default occurs, is continuing and is actually known to the Trustee, the Trustee must mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the Holders.
          Section 6.2. Acceleration.
          (a) If an Event of Default (other than an Event of Default specified in Section 6.1(7) with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the Notes to be immediately due and payable in an amount equal to the principal amount of the Notes outstanding on the date of acceleration by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration.” If an Event of Default specified in Section 6.1(7) above occurs with respect to the Company, then the Notes will become immediately due and payable in an amount equal to the principal amount of the Notes outstanding on the date of acceleration without any declaration or other act on the part of the Trustee or any Holder.
          (b) At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:
     (1) if the rescission would not conflict with any judgment or decree;

     (2) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;
     (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and
     (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.
No rescission will affect any subsequent Default or impair any rights relating thereto.
          Section 6.3. Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Supplemental Indenture, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Notes.
          Section 6.4. Control by Majority. The Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee in respect of the Notes. However, the Trustee may refuse to follow any direction that conflicts with law, the Indenture or the Supplemental Indenture; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.
          Section 6.5. Limitation on Suits. No Holder of any Notes will have any right to institute any proceeding with respect to the Indenture as applicable to Notes or this Supplemental Indenture or for any remedy thereunder, unless:
     (1) such Holder gives to the Trustee written notice of a continuing Event of Default;
     (2) holders of at least 25% in principal amount of the then outstanding Notes make a written request to pursue the remedy;
     (3) such Holders of the Notes provide to the Trustee satisfactory indemnity;
     (4) the Trustee does not comply within 60 days; and
     (5) during such 60 day period the Holders of a majority in principal amount of the outstanding Notes do not give the trustee a written direction which, in the opinion of the trustee, in inconsistent with the request;

provided, that a Holder of a Note may institute suit for enforcement of payment of the principal of an premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.
          Section 6.6. Collection Suit by Trustee. If an Event of Default specified in Section 6.1 (a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and each Note Guarantor for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and amounts due to the Trustee hereunder and under the Indenture.
          Section 6.7. Trustee May File Proofs of Claim, etc. (a) The Trustee may (irrespective of whether the principal of the Notes is then due):
     (i) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company, any Note Guarantor or any Subsidiary of the Company or their respective creditors or properties; and
     (ii) collect and receive any monies or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.
Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee hereunder and under the Indenture.
          (b) Nothing in this Supplemental Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
ARTICLE VII
DEFEASANCE; DISCHARGE OF INDENTURE
          Section 7.1. Legal Defeasance and Covenant Defeasance.
          (a) The Company may, at its option, at any time, elect to have either Section 7.1(b) or (c) be applied to all Outstanding Notes upon compliance with the conditions set forth in Section 7.2.
          (b) Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 7.2, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date all of the conditions set forth in Section 7.2 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of Section 7.3 hereof and the other Sections of this Indenture referred to in Section 7.1(b)(i) or (ii), and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:
     (i) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 7.3 hereof, and as more fully set forth in Section 8.3, payments in respect of the principal of, premium and interest on such Notes when such payments are due,
     (ii) the Company’s obligations with respect to such Notes under Article II hereof and Section 4.02 of the Indenture,
     (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith, and
     (iv) this Article VII.
Subject to compliance with this Article VII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.
          (c) Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the applicable conditions set forth in Section 7.2, be released from its obligations under the covenants contained in Sections 3.1 through 3.10 and Section 4.1(b), (c) and (d) and Sections 4.06 and 4.07 of the Indenture as applicable to the Notes hereof with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.1, 6.1(4), (5), (6) or (8) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

          Section 7.2. Conditions to Defeasance. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:
     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, certain direct non-callable obligations of, or guaranteed by, the United States, or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;
     (2) in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from counsel in the United States reasonably acceptable to the Trustee and independent of the Company to the effect that:
     (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
     (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default has occurred and is continuing on the date of the deposit pursuant to clause (1) of this paragraph (except any Default or Event of Default as a result of the borrowing of the funds required to effect such deposit), and the Trustee shall have received Officers’ Certificates to such effect on the date of such deposit;
     (5) the Company has delivered to the Trustee an Officers’ Certificate stating that such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the Indenture or the Supplemental Indenture (except as permitted by clause (4) above) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (6) the Company has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and
     (7) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel from counsel reasonably acceptable to the Trustee and independent of the Company, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
          Section 7.3. Application of Trust Money. The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VII. It shall apply the deposited U.S. Legal Tender or U.S. Government Obligations through the Paying Agent and in accordance with this Supplemental Indenture to the payment of principal of and interest on the Notes.
          Section 7.4. Repayment to Company. (a) The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Supplemental Indenture and the Notes.
          (b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of, premium or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.
          Section 7.5. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
          Section 7.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under the Indenture as applicable to the Notes, this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VII; provided, however, that, if the Company has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.
          Section 7.7. Satisfaction and Discharge. This Supplemental Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture or this Supplemental Indenture) as to all Outstanding Notes when:
          (a) either:
     (1) all the Notes theretofor executed, authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofor been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or
     (2) all Notes not theretofor delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness (including all principal, premium and interest to the date of deposit) on the Notes not theretofor delivered to the Trustee for cancellation, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment of such Notes;
          (b) the Company and the Note Guarantors have paid all other sums payable under the Indenture as applicable to the Notes, this Supplemental Indenture and the Notes; and
          (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Supplemental Indenture relating to the satisfaction and discharge of this Supplemental Indenture have been complied with.
ARTICLE VIII
AMENDMENTS TO SUPPLEMENTAL INDENTURE
          Section 8.1. Without Consent of Holders. (a) The Company, the Note Guarantors and the Trustee may amend or supplement this Supplemental Indenture or the Notes without notice to or consent of any Holder:
     (1) to cure any ambiguity, omission, defect or inconsistency;
     (2) to comply with Article IV in respect of the assumption by a Surviving Entity of the obligations of the Company under the Notes, this Indenture and the Supplemental Indenture;
     (3) to provide for uncertificated Notes in addition to or in place of Certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;
     (4) to add guarantees with respect to the Notes or to secure the Notes;

     (5) to add to the covenants of the Company or the Note Guarantors for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or the Note Guarantors;
     (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA, if applicable;
     (7) to make any change that does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect; or
     (8) to provide for the issuance of Additional Notes as permitted by this Supplemental Indenture.
In formulating its opinion on the matters referred to above, the Trustee will be entitled to rely on such evidence as it deems appropriate, including solely on an Opinion of Counsel and Officers’ Certificate.
          (b) After an amendment or supplement under this Section 8.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.1.
          Section 8.2. With Consent of Holders. (a) The Company, the Note Guarantors and the Trustee may amend or supplement this Supplemental Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to Section 6.04 of the Indenture, the Holder or Holders of a majority in aggregate principal amount of the Outstanding Notes may waive compliance by the Company and the Note Guarantors with any provision of this Supplemental Indenture or the Notes; provided that in connection therewith, Notes owned by the Company, a Note Guarantor or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded for such purpose and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. However, without the consent of each Holder affected, an amendment, supplement or waiver may not:
     (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;
     (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;
     (3) reduce the principal amount, or change or have the effect of changing the fixed maturity, of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

     (4) make any Notes payable in money other than that stated in the Notes;
     (5) make any change in provisions of the Indenture or the Supplemental Indenture entitling each Holder to receive payment of principal amount of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;
     (6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated; or
     (7) eliminate or modify in any manner a Note Guarantor’s obligations with respect to its Note Guarantee which adversely affects Holders in any material respect, except as contemplated in the Supplemental Indenture.
          (b) It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.
          (c) After an amendment, supplement or waiver under this Section 8.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or waiver under this Section 8.2.
          Section 8.3. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this Article VIII. An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 8.2.
          (b) The Company may, but shall not be obligated to, fix a record date, which need not be the date provided in TIA § 316(c) to the extent it would otherwise be applicable, for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          Section 8.4. Notation on or Exchange of Notes. If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note will execute and upon Corporation Order the Trustee will authenticate and make available for delivery a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.
          Section 8.5. Trustee to Sign Amendments and Supplements. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.01 and 7.02 of the Indenture) shall be fully protected in relying upon an Opinion of Counsel and an Officers’ Certificate stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that all conditions precedent to the execution of such amendment, supplement or waiver have been complied with.
ARTICLE IX
NOTE GUARANTEES
          Section 9.1. Note Guarantees. (a) Each Note Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations (such guaranteed Obligations, the “Guaranteed Obligations”). Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and agrees to pay, in addition to the amounts stated in Section 9.1(f), any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing or exercising any rights under any Note Guarantee.
          (b) In no event shall the Trustee or the Holders be obligated to take any action, obtain any judgment or file any claim prior to enforcing or exercising any rights under any Note Guarantee.
          (c) Each Note Guarantor further agrees that its Note Guarantee constitutes an absolute and unconditional and continuing guarantee. Each Note Guarantor hereby waives, to the extent permitted by law:
     (i) any claim as to the legality, validity, regularity or enforceability of the Indenture, this Supplemental Indenture, the Notes or any other agreement;
     (ii) any claim as to the lack of authority of the Company to execute or deliver this Indenture, the Notes or any other agreement;

     (iii) diligence, presentation to, demand of payment from and protest to the Company of any of the Obligations and notice of protest for nonpayment;
     (iv) the occurrence of any default or event of default under this Indenture, the Notes or any other agreement;
     (v) notice of any default or event of default under the Indenture, this Supplemental Indenture, the Notes or any other agreement;
     (vi) the failure of the Trustee or any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture this Supplemental Indenture, the Notes or any other agreement;
     (vii) any extension or renewal of the Obligations, the Indenture, this Supplemental Indenture, this Indenture, the Notes or any other agreement;
     (viii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement;
     (ix) the existence of any bankruptcy, insolvency, reorganization or similar proceedings involving the Company or any other Note Guarantor;
     (x) any setoff, counterclaim, recoupment, termination or defense of any kind or nature which may be available to or asserted by any Note Guarantor or the Company against the Holders or the Trustee;
     (xi) any impairment, taking, furnishing, exchange or release of, or failure to perfect or obtain protection of any security interest in, any collateral securing this Indenture and the Notes and any right to require that any resort be had by the Trustee or any Holder to any such collateral;
     (xii) the failure of the Trustee or any Holder to exercise any right or remedy against any other Note Guarantor;
     (xiii) any change in the ownership of the Company;
     (xiv) any change in the laws, rules or regulations of any jurisdiction;
     (xv) any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of the Company under this Indenture or the Notes or of any Note Guarantor under its Note Guarantee; and
     (xvi) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of each Note Guarantor or would otherwise operate as a discharge of such Note Guarantor as a matter of law or equity.

          (d) Except as provided in Section 9.2, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason other than payment of the Obligations in full.
          (e) Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.
          (f) In furtherance of the foregoing and not in limitation of any other right which the Trustee or any Holder has at law or in equity against each Note Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Note Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of:
     (i) the unpaid amount of such Obligations then due and owing; and
     (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law);
provided that any delay by the Trustee in giving such written demand shall in no event affect any Note Guarantor’s obligations under its Note Guarantee.
          (g) Each Note Guarantor further agrees that, as between such Note Guarantor, on the one hand, and the Holders, on the other hand:
     (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and
     (ii) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantor for the purposes of this Note Guarantee.
          Section 9.2. Limitation on Liability; Termination, Release and Discharge. (a) The obligations of each Note Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Supplemental Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
          (b) A Note Guarantor will be released and relieved of its obligations under its Note Guarantee in the event that:

     (1) such Guarantor ceases to be a guarantor or co-borrower under each outstanding Bank Credit Facility; or
     (2) there is a Legal Defeasance or Covenant Defeasance of the Notes as described under Article VII.
For the avoidance of doubt, Guarantees of the Notes made pursuant to Section 3.2 shall be released in accordance with Section 3.2.
          Section 9.3. Guarantors May Consolidate, etc. on Certain Terms. Each Note Guarantor will not, and the Company will not cause or permit any Note Guarantor to, consolidate with or merge into, or sell or dispose of all or substantially all of its assets to, any Person (other than the Company) that is not a Note Guarantor unless:
     (1) such Person (if such Person is the surviving entity) assumes all of the obligations of such Note Guarantor in respect of its Note Guarantee by executing a supplemental indenture and providing the Trustee with an Officers’ Certificate and Opinion of Counsel, and such transaction is otherwise in compliance with the Indenture as applicable to the Notes and the Supplemental Indenture;
     (2) such Note Guarantee is to be released as provided under Section 9.2(b); or
     (3) such sale or other disposition of substantially all of such Note Guarantor’s assets is made in accordance with Section 3.4.
          Section 9.4. Right of Contribution. Each Note Guarantor that makes a payment or distribution under a Note Guarantee will be entitled to a contribution from each other Note Guarantor in a pro rata amount, based on the net assets of each Note Guarantor determined in accordance with GAAP. The provisions of this Section 9.4 shall in no respect limit the obligations and liabilities of each Note Guarantor to the Trustee and the Holders and each Note Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Note Guarantor hereunder.
          Section 9.5. No Subrogation. Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash or Cash Equivalents of all Obligations. If any amount shall be paid to any Note Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full in cash or Cash Equivalents, such amount shall be held by such Note Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Note Guarantor, and shall, forthwith upon receipt by such Note Guarantor, be turned over to the Trustee in the exact form received by such Note Guarantor (duly endorsed by such Note Guarantor to the Trustee, if required), to be applied against the Obligations.
          Section 9.6. Additional Note Guarantees. If a Domestic Wholly Owned Subsidiary of the Company becomes a guarantor or co-borrower after the Issue Date under (a) the ABL Facility or any Bank Credit Facility that replaces the ABL Facility or (b) if the ABL

Facility and any replacement Bank Credit Facility therefor ceases to be outstanding, any Bank Credit Facility, the Company will cause that Restricted Subsidiary (each, an “Additional Note Guarantor”) to concurrently grant a guarantee (an “Additional Note Guarantee”) of the Company’s obligations under the Indenture as applicable to the Notes, this Supplemental Indenture and the Notes to the same extent that the Note Guarantors have guaranteed the Company’s obligations under the Indenture as applicable to the Notes, the Supplemental Indenture and the Notes by executing a Supplemental Indenture substantially in the form of Exhibit F; provided, however, that each Additional Note Guarantor will be automatically and unconditionally released and discharged from its obligations under such Additional Note Guarantee only in accordance with Section 9.2(b).
          Section 9.7. Intellectual Property Note Guarantors. At such times as there are one or more Persons required to be Note Guarantors under this Supplemental Indenture, all or substantially all of the intellectual property of the Company and its Restricted Subsidiaries will be held through one or more Note Guarantors with any licensing thereof done on commercially reasonable terms as determined in good faith by the Company.
ARTICLE X
MISCELLANEOUS
          Section 10.1. Notices. (a) Notices shall be provided to the Company and the Trustee as provided in Section 14.03 of the Indenture.
          (b) Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the Security Register and shall be sufficiently given if so mailed within the time prescribed.
          (c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          (d) Any notice or communication delivered to the Company under the provisions herein shall constitute notice to the Note Guarantors.
          Section 10.2. Governing Law, Etc. (a) THIS SUPPLEMENTAL INDENTURE (INCLUDING EACH NOTE GUARANTEE) AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR EACH NOTE GUARANTEE OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.
          (b) Each of the Company and the Note Guarantors hereby:

     (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture (including the Note Guarantees) or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York,
     (ii) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum,
     (iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding,
     (iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, and
     (v) agrees that service of process by mail to the addresses specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.
          (c) Nothing in this Section 10.2 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.
          Section 10.3. Application of Supplemental Indenture. Each and every term and condition contained in the supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Indenture.
          Section 10.4. Benefits of Supplemental Indenture. Nothing contained in this Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail its self, himself or herself as the case may be, of any benefit under any provision of the Indenture or this Supplemental Indenture.
          Section 10.5. Additional Trustee Provisions. Subject to Section 7.01 and 7.02 of the Indenture, the following provisions shall apply to the Indenture as applicable to the Notes, this Supplemental Indenture and the Notes:
          (a) The Trustee may execute any of the powers and perform any of its duties hereunder and under Indenture or applicable to the Notes by or through attorneys, agents or receivers, and shall be entitled to advice of counsel concerning all matters of duties hereunder.
          (b) The permissive right of the Trustee to perform actions enumerated in this Indenture and in the Indenture as applicable to the Notes shall not be construed as a duty.
          (c) Before taking any action under this Supplemental Indenture relating to an Event of Default or in connection with its duties under this Supplemental Indenture or the

Indenture as applicable to the Notes, the Trustee may require that a satisfactory indemnity bond be furnished for the reimbursement of all expenses and to protect it against all liability.
          (d) The Trustee shall have no responsibility with respect to any information, statement or recital in any offering memorandum or any other disclosure material prepared or distributed with respect to the Notes.
          (e) The Company hereby agrees to indemnify and hold harmless the Trustee and its officers, directors, agents and employees from and against any and all costs, claims, liabilities, losses or damages whatsoever (including reasonable costs and fees of counsel, auditors or other experts), asserted or arising out of or in connection with the acceptance or administration of the obligations established pursuant to this Supplemental Indenture or the Indenture as applicable to the Notes, except costs, claims, liabilities, losses or damages resulting from the negligence or willful misconduct of the Trustee, including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and of enforcing this indemnification provision. The indemnifications set forth herein shall survive the termination of this Supplemental Indenture and the Indenture as applicable to the Notes and/or the resignation or removal of the Trustee.
          (f) The Trustee shall have no duty to review or analyze any financial statements delivered hereunder and shall hold any such financial statements solely as a repository for the benefit of the Holders; the Trustee shall not be deemed to have notice of any information contained therein or Event of Default which may be disclosed therein in any manner.
          (g) The Trustee may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.
          (h) In acting or omitting to act pursuant to any other applicable agreements to which the Trustee is a party, or any other documents executed in connection herewith, the Trustee shall be entitled to all of the rights, immunities and indemnities accorded to it under the Indenture and this Supplemental.”
          (i) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Supplemental Indenture or the Indenture as applicable as the Notes arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; terrorism; similar military disturbances; sabotage; epidemic; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

          (j) The removal of the Trustee under the provisions of this Indenture as applicable to the Notes shall be subject to such parties so acting not being in default of their obligations. In the case of the resignation of the Trustee or the Trustee’s removal, Trustee shall be entitled to payment in full of its fees and expenses on the effective date of such action.
          (k) When the Trustee incurs expenses or renders services after the occurrence of an Event of Default, such expenses and the compensation for such services are intended to constitute expenses of administration under any federal or state bankruptcy, insolvency, arrangement, moratorium, reorganization or other debtor relief law.
          (l) Anything in this Supplemental Indenture or the Indenture as applicable to the Notes to the contrary notwithstanding, in no event shall Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (m) The Trustee shall have the right to employ separate counsel in any such action and participate in the investigation and defense thereof, but the fees and expenses of such counsel shall be paid by the Trustee unless (i) the employment of such counsel has been authorized by the Company or, (ii) the Company shall have failed promptly after receiving notice of such action from the Trustee to assume the defense of such action and employ counsel reasonably satisfactory to the Trustee or (iii) the named parties to any such action (including any impleaded parties) include the Trustee and the Company, and the Trustee shall have been advised by counsel that there may be one or more legal defenses available to such party which conflict with those available to the Company or (iv) the Trustee shall have been advised by counsel that there is a conflict on any issue between the Trustee and the Company.
          Section 10.6. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.
          Section 10.7. Severability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 10.8. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

VISTEON CORPORATION

Attest:

By:	/s/ Michael Lewis Name: Michael Lewis Title: Assistant Treasurer	By:	/s/ William G. Quigley III Name: William G. Quigley III Title: Chief Financial Officer and Executive Vice President

ARS, INC., as Note Guarantor

By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

FAIRLANE HOLDINGS, INC., as Note Guarantor

By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

GCM/VISTEON AUTOMOTIVE SYSTEMS, LLC, as Note Guarantor

By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

GCM/VISTEON AUTOMOTIVE LEASING SYSTEMS, LLC, as Note Guarantor
By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

INFINITIVE SPEECH SYSTEMS CORP., as Note Guarantor
By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

SUNGLAS, LLC, as Note Guarantor
By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

TYLER ROAD INVESTMENTS, LLC, as Note Guarantor
By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Manager

VC AVIATION SERVICES, LLC, as Note Guarantor
By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

VC REGIONAL ASSEMBLY& MANUFACTURING, LLC, as Note Guarantor
By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

VISTEON AC HOLDINGS CORP., as Note Guarantor
By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

VISTEON CLIMATE CONTROL SYSTEMS LIMITED, as Note Guarantor
By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

VISTEON DOMESTIC HOLDINGS, LLC, as Note Guarantor
By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

VISTEON GLOBAL TECHNOLOGIES, INC, as Note Guarantor
By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

VISTEON GLOBAL TREASURY, INC., as Note Guarantor

By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

VISTEON INTERNATIONAL BUSINESS DEVELOPMENT, INC., as Note Guarantor

By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

VISTEON LA HOLDINGS CORP., as Note Guarantor
By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

VISTEON REMANUFACTURING, INCORPORATED, as Note Guarantor
By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

VISTEON SYSTEMS, LLC, as Note Guarantor
By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

VISTEON TECHNOLOGIES, LLC, as Note Guarantor
By:	/s/ Brian P. Casey
	Name:	Brian P. Casey
	Title:	Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., As Trustee
By:	/s/ M. Callahan
	Name:	M. Callahan
	Title:	Vice President

EXHIBIT A
FORM OF NOTE
[Include the following legend for Global Notes only:
“THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND SUPPLEMENTAL INDENTURE REFERRED TO HEREINAFTER.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SUPPLEMENTAL INDENTURE REFERRED TO ON THE REVERSE HEREOF.”]
[Include the following legend on all Notes that are Restricted Notes:
“THIS SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (5) PURSUANT

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TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.”]
FORM OF FACE OF NOTE
12.25% Senior Notes Due 2016

No. [___]	Principal Amount $[ ]
[If the Note is a Global Note include the following two lines:
as revised by the Schedule of Increases and
Decreases in Global Note attached hereto]
CUSIP NO.
ISIN NO.
          Visteon Corporation, a Delaware corporation (together with its successors and assigns, the “Company”), promises to pay to [                                        ], or registered assigns, the principal sum of [                                        ] Dollars [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on December 31, 2016.
          Interest Payment Dates: June 30 and December 31,
          Record Dates: June 15 and December 15.
          Additional provisions of this Note are set forth on the other side of this Note.

VISTEON CORPORATION
By:
Name:
Title:

By:
Name:
Title:

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This is one of the Notes referred to in the Supplemental Indenture:
THE BANK OF NEW YORK TRUST COMPANY, N.A.
As Trustee,

By:

Authorized Signatory

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FORM OF REVERSE SIDE OF NOTE
12.25% Senior Notes due 2016
Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture and supplemental Indenture referred to below unless otherwise indicated.
1.	Interest
          VISTEON CORPORATION, a Delaware corporation (together with its successors and assigns, the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.
          The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing December 31, 2008; provided that if any such Interest Payment Date is not a Business Day, then such payment shall be made on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from June 18, 2008; provided that if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date (but after June 18, 2008), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from June 18, 2008. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, without regard to any applicable grace period, at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2. Method of Payment
          By at least 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Legal Tender.
          Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by the DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof as set forth in the Security Register; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately

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preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3. Paying Agent and Security Registrar
          Initially, The Bank of New York Trust Company, N.A., the Trustee under the Indenture and the Supplemental Indenture, will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-Security Registrar without notice to any Holder. The Company or any Note Guarantor may act as Paying Agent, Security Registrar or co-Security Registrar.
4. Indenture
          The Company issued the Notes under the Amended and Restated Indenture, dated as of March 10, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and the Trustee and the Second Supplemental Indenture, dated as of June 18, 2008 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Supplemental Indenture”), applicable to the Notes among the Company, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture applicable to the Notes and the Supplemental Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture, the Supplemental Indenture and the TIA for a statement of those terms. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture as applicable to the Notes and the Supplemental Indenture, as amended or supplemented from time to time.
          The Notes are general unsecured obligations of the Company. Subject to the conditions set forth in the Indenture and the Supplemental Indenture and without the consent of the Holders, the Company may issue Additional Notes. All Notes will be treated as a single class of securities under the Supplemental Indenture. The Supplemental Indenture imposes certain limitations on, among other things, the ability of the Company and the Company’s Restricted Subsidiaries to: Incur Indebtedness, make Restricted Payments, make Asset Sales, enter into transactions with Affiliates, or consolidate or merge or transfer or convey all or substantially all of the Company’s and its Restricted Subsidiaries’ assets and the Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to Incur liens and enter into sale and leaseback transactions.
          To guarantee the due and punctual payment of the principal of, premium and interest on the Notes and all other amounts payable by the Company under the Indenture as applicable to the Notes, the Supplemental Indentures and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Supplemental Indenture, certain Note Guarantors have unconditionally guaranteed jointly and severally, such obligations pursuant to the terms of the Supplemental Indenture. Each Note Guarantee will be subject to release as provided in the Supplemental Indenture.

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          The obligations of each Note Guarantor in respect of its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
5. Optional Redemption
          Prior to December 31, 2013, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed, and (2) the sum of the present values of the optional redemption price of the Notes to be redeemed applicable on December 31, 2013 as set forth below and all remaining scheduled payments of interest on the Notes to be redeemed through December 30, 2013 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.
          “Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.
          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
          “Independent Investment Banker” means Goldman, Sachs & Co. and UBS Securities LLC and their respective successors or, if both such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

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          “Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or, (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Reference Treasury Dealer” means (1) each of Goldman, Sachs & Co. and UBS Securities LLC and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute for such firm another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Corporation.
          “The Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
          The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, on and after December 31, 2013, at the following redemption prices, expressed as percentages of the principal amount thereof, if redeemed during the twelve-month period commencing on December 31 of any year set forth below:

Year	Percentage
2013	105.0%
2014	102.5%
2015	100.0%.
          In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article V of the Supplemental Indenture. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.
6. Mandatory Repurchase Provisions
          (a) Put Option. The Company will, at the option of a Holder, redeem such Holder’s Notes in whole or in part (in integral multiples of $1,000 if in part) on December 31, 2013 at 100% of the principal amount thereof plus accrued and unpaid interest to such date. In order to exercise such option, a Holder must deliver to the Company a put notice in the form provided in Exhibit G to the Supplemental Indenture at least 60 days prior to December 31, 2013.
          (b) Change Of Control Offer. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder’s Notes at a purchase price equal to 101% of the

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principal amount thereof, plus accrued and unpaid interest through the date of purchase. Within 20 days following the date upon which the Change of Control occurred, the Company must make a Change of Control Offer pursuant to a Change of Control Notice. As more fully described in the Supplemental Indenture, the Change of Control Notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by applicable law. The Company’s obligation to make a Change of Control Offer has certain limitations set forth in the Supplemental Indenture.
          (c) Asset Sale Offer. The Supplemental Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales. In the event the proceeds from a permitted Asset Sale exceed certain amounts and are not applied as specified in the Supplemental Indenture, the Company will be required to make an Asset Sale Offer to purchase to the extent of such remaining proceeds each Holder’s Notes, together with holders of certain other Indebtedness, at 100% of the principal amount thereof, plus accrued interest (if any) to the Asset Sale Offer Payment Date, as more fully set forth in the Supplemental Indenture.
7. Denominations; Transfer; Exchange
          The Notes are in fully registered form without coupons, and only in denominations of principal amount of $1,000 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture and the Supplemental Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar shall not be required to register the transfer or exchange of (i) (x) any Note for a period beginning: (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date and (y) any Note selected for repurchase or redemption, except the unrepurchased or unredeemed portion thereof, if any.
8. Persons Deemed Owners
          The registered holder of this Note may be treated as the owner of it for all purposes.
9. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
10. Discharge Prior to Redemption or Maturity
          Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Supplemental Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for

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the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.
11. Amendment, Waiver
          Subject to certain exceptions set forth in the Supplemental Indenture, (i) the Supplemental Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. Subject to certain exceptions set forth in the Supplemental Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of Additional Notes. The Indenture is subject to amendment or supplement as provided therein.
12. Defaults and Remedies
          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be due and payable immediately. A Bankruptcy Event of Default involving the Company will result in the Notes being due and payable immediately upon the occurrence thereof.
          Holders may not enforce the Indenture as applicable to the Notes, the Supplemental Indenture or the Notes except as provided in the Indenture and the Supplemental Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.
13. Trustee Dealings with the Company and the Note Guarantors
          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company, any Note Guarantor or their Affiliates and may otherwise deal with the Company, any Note Guarantor or their Affiliates with the same rights it would have if it were not Trustee.

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14. No Recourse Against Others
          An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company under the Notes or any Note Guarantees, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
15. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.
16. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (= Uniform Gift to Minors Act).
17. CUSIP or ISIN Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP or ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
18. Governing Law
          This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Supplemental Indenture which has in it the text of this Note in larger type. Requests may be made to: Visteon Corporation, One Village Center Drive, Van Buren Township, MI 48111, Attention: General Counsel.

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ASSIGNMENT FORM
          To assign this Note, fill in the form below:
          I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                                          as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

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[To be attached to Global Notes only:
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

			Principal Amount of this Global	Signature of authorized
Date of	Amount of decrease in Principal	Amount of increase in Principal	Note following such decrease or	signatory of Trustee or Note
Exchange	Amount of this Global Note	Amount of this Global Note	increase	Custodian

]

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OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Company pursuant to Section 3.4, Section 3.10 or Section 5.9 of the Supplemental Indenture, check either box:

☐	☐	☐
Section 3.4	Section 3.10	Section 5.9
          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.4, Section 3.10 or Section 5.9 of the Supplemental Indenture, state the principal amount (which must be an integral multiple of $1,000): $

Date:	Your Signature

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

(Signature must be guaranteed)
The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

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EXHIBIT B
FORM OF CERTIFICATE FOR TRANSFER TO QIB
[Date]
The Bank of New York Trust Company, N.A.
Attn: Corporate Finance
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60602

Re:	12.25% Senior Notes due 2016 (the “Notes”) of Visteon Corporation (the “Company”)
Ladies and Gentlemen:
          Reference is hereby made to the Second Supplemental Indenture, dated as of June 18, 2008 (as amended and supplemented from time to time, the “Supplement Indenture”), among the Company, the Note Guarantors named therein and The Bank of New York Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Supplemental Indenture.
          This letter relates to $                     aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Global Note: which represents an interest in a Regulation S Global Note beneficially owned by] the undersigned (the “Transferor”) to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.
          In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

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          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
Very truly yours,
[Name of Transferor]
By:

Authorized Signature

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EXHIBIT C
FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S
[Date]
The Bank of New York Trust Company, N.A.
Attn: Corporate Finance
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60602

Re:	12.25% Senior Notes due 2016 (the “Notes”) of Visteon Corporation (the “Company”)
Ladies and Gentlemen:
           Reference is hereby made to the Second Supplemental Indenture, dated as of June 18, 2008 (as amended and supplemented from time to time, the “Supplemental Indenture”), among the Company, the Note Guarantors party thereto and The Bank of New York Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Supplemental Indenture.
          In connection with our proposed sale of $                     aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note: , which represent an interest in a 144A Global Note beneficially owned by] the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) and, accordingly, we represent that:
     (a) the offer of the Notes was not made to a person in the United States;
     (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
     (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;
     (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
     (e) we are the beneficial owner of the principal amount of Notes being transferred.

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          In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.
Very truly yours,
[Name of Transferor]
By:

Authorized Signature]

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EXHIBIT D
FORM OF CERTIFICATION FOR TRANSFER PURSUANT TO RULE 144
[Date]
The Bank of New York Trust Company, N.A.
Attn: Corporate Finance
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60602

Re:	12.25% Senior Notes due 2016 (the “Notes”) of Visteon Corporation (the “Company”)
Ladies and Gentlemen:
          Reference is hereby made to the Second Supplemental Indenture, dated as of June 18, 2008 (as amended and supplemented from time to time, the “Supplemental Indenture”), among the Company, the Note Guarantors named therein and The Bank of New York Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
          In connection with our proposed sale of $                     aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note: which represent an interest in a 144A Global Note beneficially owned by] the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
Very truly yours,
[Name of Transferor]
By:

Authorized Signature

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EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE FOR ADDITIONAL NOTE GUARANTEE
          This Supplemental Indenture, dated as of [                    ] (this “Guarantor Supplemental Indenture”), among [name of additional Note Guarantor], a                      [corporation] [limited liability company] (the “New Note Guarantor”), Visteon Corporation, a Delaware corporation (together with its successors and assigns, the “Company”), each other Note Guarantor under the Supplemental Indenture referred to below, and The Bank of New York Trust Company, N.A., as Trustee under the Supplemental Indenture referred to below.
W I T N E S S E T H:
          WHEREAS, the Company, the Note Guarantors and the Trustee have heretofore executed and delivered a Second Supplemental Indenture, dated as of June 18, 2008 (as amended, supplemented, waived or otherwise modified, the “Supplemental Indenture”) pursuant to the Indenture (as defined in the Supplemental Indenture), providing for the issuance of 12.25% Senior Notes due 2016 of the Company (the “Notes”);
          WHEREAS, pursuant to Section 9.6 of the Supplemental Indenture, the Company is required to cause certain of the Company’s Restricted Subsidiaries to execute and deliver to the Trustee an Additional Note Guarantee; and
          WHEREAS, pursuant to Section 8.1 of the Supplemental Indenture, the Trustee, the Company and each existing Note Guarantor is authorized to execute and deliver this Guarantor Supplemental Indenture to supplement the Supplemental Indenture, without the consent of any Holder;
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Note Guarantor, the Company, each other Note Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
ARTICLE I
DEFINITIONS
          Section 1.1. Defined Terms. Unless otherwise defined in this Guarantor Supplemental Indenture, terms defined in the Supplemental Indenture are used herein as therein defined.
ARTICLE II
AGREEMENT TO BE BOUND; GUARANTEE
          Section 2.1. Agreement to be Bound. The New Note Guarantor hereby becomes a party to the Supplemental Indenture as a Note Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Note Guarantor under the Supplemental Indenture. The New Note Guarantor agrees to be bound by all of the provisions of the Supplemental Indenture applicable to a Note Guarantor and to perform all of the obligations and agreements of a Note Guarantor under the Supplemental Indenture.
          Section 2.2. Guarantee. The New Note Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations, all as more fully set forth in Article IX of the Supplemental Indenture.
ARTICLE III
MISCELLANEOUS
          Section 3.1. Notices. Any notice or communication delivered to the Company under the provisions of the Indenture and the Supplemental Indenture shall constitute notice to the New Note Guarantor.
          Section 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Guarantor Supplemental Indenture or the Supplemental Indenture or any provision herein or therein contained.
          Section 3.3. Governing Law etc. This Guarantor Supplemental Indenture shall be governed by the provisions set forth in Section 10.2 of the Supplemental Indenture.
          Section 3.4. Severability. In case any provision in this Guarantor Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
          Section 3.5. Ratification of Supplemental Indenture; Guarantor Supplemental Indenture Part of Supplemental Indenture. Except as expressly amended hereby, the Supplemental Indenture and the Indenture as applicable to the Notes is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Guarantor Supplemental Indenture shall form a part of the Supplemental Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Guarantor Supplemental Indenture.
          Section 3.6. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Guarantor Supplemental Indenture. One signed copy is enough to prove this Guarantor Supplemental Indenture. This Guarantor Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.
          Section 3.7. Headings. The headings of the Articles and Sections in this Guarantor Supplemental Indenture have been inserted for convenience of reference only, are not

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intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.
          IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Supplemental Indenture to be duly executed as of the date first above written.

VISTEON CORPORATION
By:
Name:
Title:

[NAME OF NEW NOTE GUARANTOR], as a Note Guarantor
By:
Name:
Title:

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[Complete the following signature block for each existing Note Guarantor:]

[NAME OF EXISTING NOTE GUARANTORS] as a Note Guarantor
By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:
Name:
Title:

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EXHIBIT F
LIST OF DISSOLUTION SUBSIDIARIES
None.

EXHIBIT G
FORM OF PUT NOTICE
Visteon Corporation
One Village Center Drive
Van Buren Township, MI 48111
Attention: General Counsel
Ladies and Gentlemen:
          Reference is made to the Second Supplemental Indenture, dated as of June 18, 2008 (as it may be amended from time to time, the “Supplemental Indenture”), between Visteon Corporation (the “Company”), the Note Guarantors named therein and The Bank of New York Trust Company, N.A., as Trustee, with respect to the Company’s 12.25% Senior Notes due 2016 (the “Notes”).
          1. The undersigned (“Holder”) irrevocably elects to have $                    1 principal amount of Notes redeemed from the undersigned by the Company on December 31, 2013 in accordance with Section 5.9 of the Supplemental Indenture and Paragraph 6(a) of the Reverse Side of the Note or Notes held by Holder.
          2. Holder is surrendering to the Company concurrently herewith a Note or Notes representing the principal amount of Notes to be redeemed from Holder pursuant to paragraph 1 above, with the form entitled “OPTION OF HOLDER TO ELECT PURCHASE” on the reverse of such Notes completed. If any such Note is a Certificated Note to be redeemed in part, Holder will be issued a new Certificated Note equal in principal amount to the unpurchased portion of such Note surrendered. If any such Note is a Global Note that is being purchased in part, such Global Note will be returned to Holder with a notation on the schedule of increases or decreases thereof adjusting the principal amount thereof to the unpurchased portion of such Global Note.

Date:	Holder’s Signature

(Sign exactly as Holder’s name appears on the Reverse Side of the Note)

Signature Guarantee:

(Signature must be guaranteed)

[1]	Must be in integral multiples of $1,000.

The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

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